Exhibit 10.04
LEASE AGREEMENT
          THIS LEASE, made this 5th day of July 1999, between WESTPORT JOINT VENTURE, a California joint venture, hereinafter called Landlord, and DIGITAL FINISH, INC., a California corporation, hereinafter called Tenant.
WITNESSETH:
          Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the “Premises”) outlined in red on Exhibit “A”, attached hereto and incorporated herein by this reference thereto more particularly described as follows.
          A portion of that certain 48,384+ square foot, two-story building located at 2800 Bridge Parkway, Redwood City, California 94065, consisting of approximately 22,694+ square feet on the first floor of the building. Said Premises is more particularly shown within the area outlined in Red on Exhibit A attached hereto. The entire parcel, of which the Premises is a part, is shown within the area outlined in Green on Exhibit A attached. The Premises shall be improved by Landlord as shown on Exhibit B to be attached hereto, and is leased on an “as-is” basis, in its present condition, and in the configuration as shown in Red on Exhibit B to be attached hereto.
          As used herein the Complex shall mean and include all of the land outlined in Green and described in Exhibit “A”, attached hereto, common area private roads within the Complex, and all of the buildings, improvements, fixtures and equipment now or hereafter situated on said land.
          Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.
1.      USE. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, light manufacturing, research and development, and storage and other uses necessary for Tenant to conduct Tenant’s business, provided that such uses shall be in accordance with all applicable governmental laws and ordinances and for no other purpose. Tenant shall not do or permit to be done in or about the Premises or the Complex nor bring or keep or permit to be brought or kept in or about the Premises or the Complex anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Complex or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Complex or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises or the Complex which will in any way obstruct or interfere with the rights of other tenants or occupants of the Complex or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Complex. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling, which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises or on any portion of common area of the Complex. No loudspeakers or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expense, damage, attorneys’ fees or liability arising out of failure of Tenant to comply with any applicable law. Tenant shall comply with any covenant, condition, or restriction (“CC&R’s”) affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Complex.
2.      TERM.1
          A.      The term of this Lease shall be for a period of Five (5) years (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2(B) and 3, shall commence on the 1st day of August, 1999 and end on the 31st day July, of 2004.
          B.      Possession of the Premises shall be deemed tendered and the term of this Lease shall commence when the first of the following occurs:
                    (a)      One day after a Certificate of Occupancy is granted by the proper governmental agency, or, if the governmental agency having jurisdiction over the area in which the Premises are situated does not issue certificates of occupancy, then the same number of days after certification by Landlord’s architect or contractor that Landlords’ construction work has been completed; or
                    (b)      Upon the occupancy of the Premises by any of Tenant’s operating personnel; or
                    (c)      When the Tenant Improvements have been substantially completed for Tenant’s use and occupancy, in accordance and compliance with Exhibit B of this Lease Agreement; or
                    (d)      As otherwise agreed in writing.
3.      POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of said premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord’s agents be liable to Tenant for any loss or damage resulting therefrom; but in that

1 It is agreed in the event said Lease commences on a date other than the first day of the month the term of the Lease will be extended to account for the number of days in the partial month. The Basic Rent during the resulting partial month will be pro-rated (for the number of days in the partial month) at the Basic Rent scheduled for the projected commencement date as shown in Paragraph 43.

event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession, as specified in Paragraph 2(b), above. The above is, however, subject to the provisions that the period of delay, of delivery of the premises shall not exceed 60 days from the commencement date herein (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord’s control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease.
4.      RENT.
          A.      Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total number of FOUR MILLION ONE HUNDRED ONE THOUSAND NINE HUNDRED FIFTY FOUR AND NO/100 ($4,101,954.00) Dollars in lawful money of the United States of America, payable as follows:
          SEE PARAGRAPH 43 FOR BASIC RENT SCHEDULE.
          B.      Time for Payment. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).
          C.      Late Charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal ten (10%) percent of each rental payment so in default.
          D.      Additional Rent. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord in addition to the Basic Rent and as Additional Rent the following:
                    (a)      Tenant’s proportionate share of all Taxes relating to the Complex as set forth in Paragraph 12, and
                    (b)      Tenant’s proportionate share of all insurance premiums and deductibles relating to the Complex, as set forth in Paragraph 15, and

                    (c)      Tenant’s proportionate share of expenses for the operation, management, maintenance and repair of the Building (including common areas of the Building) and Common Areas of the Complex in which the Premises are located as set forth in Paragraph 7, and
                    (d)      All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including attorneys’ fees and legal expenses, that may accrue thereto in the event of Tenant’s failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant’s part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.
The Additional Rent due hereunder shall be paid to Landlord or Landlord’s agent (i) within five days for taxes and insurance and within thirty days for all other Additional Rent items after presentation of invoice from Landlord or Landlord’s agent setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant’s prorata share of any amount estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled within 120 days of the end of each calendar year or more frequently if Landlord so elects to do so at Landlord’s sold and absolute discretion, compared to Landlord’s actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amounts of actual expenses expended by Landlord in excess of said estimated amount, or Landlord crediting to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent items.
          The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.
          E.      Fixed Management Fee. Beginning with the Commencement Date of the Term of this Lease, Tenant shall pay, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee (“Management Fee”) equal to three percent (3%) of the Basic Rent due for each month during the Lease Term. Said Management Fee shall be paid by Tenant to A&P Property Management Company at 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054.
          F.      Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054 or to such other person or to such other place as Landlord may from time to time designate in writing.

          G.      2Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of ONE HUNDRED FIFTY FOUR THOUSAND THREE HUNDRED NINETEEN AND 20/100 ($154,319.20) Dollars. Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the term, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said Deposit is so used or applied. Tenant shall, within ten (10) days after written demand therefore, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said Deposit to Landlord’s successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefore.
5.      RULES AND REGULATIONS AND COMMON AREA. Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant’s employees, invitees and customers shall, in common with other occupants of the Complex in which the Premises are located, and their respective employees, invitees and customers, and other entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Complex in which the Premises are located, which areas and facilities are referred to herein as “Common Area”. This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Complex. The Rules and Regulations shall be binding upon Tenant upon deliver of a copy of them to Tenant, and Tenant shall abide by them and cooperate in their observance. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Complex of any of said Rules and Regulations.
          Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the discretion of Landlord.

2     $77,159.60 cash due upon Lease execution.
$77,159.60 Promissory Note due August 1, 2000.

6.      PARKING. Tenant shall have the right to use with other tenants or occupants of the Complex 102 parking spaces in the common parking areas of the Complex. Tenant agrees, that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use parking spaces in excess of said 102 spaces allocated to Tenant hereunder. Landlord shall have the right, at Landlord’s sole discretion, to specifically designate the location of Tenant’s parking spaces within the common parking areas of the Complex in the event of a dispute amount the tenants occupying the building and/or Complex referred to herein, in which event Tenant agrees that Tenant, Tenant’s employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant’s use. Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time, and from time to time. Landlord reserves the right, at Landlord’s sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant’s parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant’s parking spaces, Tenant shall not, at any time, park or permit to be parked, any trucks or vehicles adjacent to the loading areas so as to interfere in any way with the use of such areas, nor shall Tenant at any time park, or permit the parking of Tenant’s trucks or other vehicles or the trucks and vehicles of Tenant’s suppliers or others, in any portion of the common area not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the Complex. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than such designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay, ten ($10.00) Dollars per day for each day or partial day each such vehicles is parked in any area other than that designated. Tenant hereby authorizes Landlord at Tenant’s sole expense to tow away from the Complex any vehicle belonging to Tenant or Tenant’s employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking areas for vehicle parking only, and shall not use the parking areas for storage.
7.      EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX AND BUILDING IN WHICH THE PREMISES ARE LOCATED. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of all expenses of operation, management, maintenance and repair of the Common Areas of the Complex including, but not limited to, license, permit, and inspection fees; security, utility charges associated with exterior landscaping and lighting (including water and seer charges); all charges incurred in the maintenance and replacement of landscaped areas, lakes, private roads within the Complex and roads with reciprocal easement areas; parking lots, and paved areas (including repairs, replacement, resealing and restriping), sidewalks, driveways; maintenance, repair and replacement of all fixtures and electrical, mechanical, and plumbing systems; structural elements and exterior surfaces of the buildings; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of fifteen (15%) percent per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.
          “Additional Rent” as used herein shall not include Landlord’s debt repayment; interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest, or executive salaries
          As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of operation (including common utilities), management, maintenance, and repair of the building (including common areas such as lobbies, restrooms, janitor’s closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings and janitorization of said common areas) in which the Premises are located. The maintenance items herein referred to include, but are not limited to, all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the building (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and airconditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), store fronts, roofs, downspouts, building common area interiors (such as wall coverings, window coverings and partitioning), ceilings, building exterior doors, skylights (if any), automatic fire extinguishing systems, and elevators; license, permit, and inspection fees; security; salaries and employee benefits of personnel and payroll taxes applicable thereto; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of fifteen (15%) percent per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses. Tenant hereby waives all rights under, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.
8.      ACCEPTANCE AND SURRENDER OF PREMISES. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls painted or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; the airconditioning and heating equipment services by a reputable and licensed service firm and in good operating condition (provided the maintenance of such equipment has been Tenant’s responsibility during the term of this Lease) together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except movable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from

Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant’s sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant’s personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant’s sole cost, and repair any damage caused by such removal at Tenant’s sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such sublease or subtenancies.
9.      ALTERATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part hereof, without the written consent of Landlord first had and obtained by Tenant, but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. Landlord reserves the right to reasonably approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all movable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical airconditioning, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become as integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will no proceed to make such alteration or additions, without having obtained consent from Landlord to do so (which consent shall not be unreasonably withheld) and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or against the Complex for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant. Notwithstanding anything to the contrary herein, under no circumstances shall Tenant be authorized to penetrate the soil to a depth that exceeds three and one-half feet from the uppermost surface of the soil.
10.      TENANT MAINTENANCE. Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, and in good and sanitary condition. Tenant’s maintenance and repair responsibilities herein referred to include, but are not limited to, janitorization, plumbing systems within the non-common areas of the Premises (such as water and drain lines, sinks), electrical systems within the non-common areas of the Premises (such as outlets, lighting fixtures, lamps, bulbs, tubes, ballasts), heating and airconditioning controls within the non-common areas of the Premises (such as mixing boxes, thermostats, time clocks, supply and return grills), all interior improvements within the premises including but not limited to; wall coverings, window coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches, locks), and all other interior improvements of any nature whatsoever. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet causes by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant’s sole expense upon Lease termination.
11.      UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED. As Additional Rent and in accordance with paragraph 4D of this Lease, Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of all utility charges such as water, gas, electricity, telephone, telex and other electronic communications service, sewer service, waste-pick-up and any other utilities, materials or services furnished directly to the building in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.
          Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.
          Provided that Tenant is not in default in the performance or observance or any of the terms, covenants or conditions of this Lease to be performed or observed by it, Landlord shall furnish to the Premises between the hours of 8:00AM and 6:00PM, Mondays through Fridays (holdings excepted) and subject to the rules and regulations of the Complex hereinbefore referred to, reasonable quantities of water, gas and electricity suitable for the intended use of the Premises and heat and airconditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises for such purposes. Tenant may, from time to time, have its staff and equipment operate on a twenty-four (24) hour-a-day, seven (7) day-a-week schedule, and Tenant shall pay for any extra utilities used by Tenant. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the building heating, ventilating and airconditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans are used in the Premises by Tenant which affect the temperature or otherwise maintained by the airconditioning system, Landlord shall have the right to install supplementary airconditioning units in the Premises and the cost thereof, including the cost on installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises (including, without limitation), electronic data processing machines or machines using current in excess of 110 Volts which will in any way increase the amount of electricity, gas, water or airconditioning usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises), or with gas or water pipes any apparatus or device for the purposes of using electric current, gas, or water. If Tenant shall require water, gas, or electric current in excess of that usually furnished or supplied to premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld and Landlord may cause an electric current, gas, or water meter to be installed in the Premises in order to measure the amount of electric current, gas or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping amount of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefore promptly upon demand by Landlord.
12.      TAXES. A. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant’s proportionate share of all Real Property Taxes, which prorata share shall be allocated to the leased Premises by square footage or other equitable basis, as calculated by Landlord. The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Complex) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvement located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex; and (iii) all costs and fees (including attorneys’ fees) incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Complex prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord’s business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such real Property Tax that is fairly allocable to the Complex shall be included within the meaning or the term “Real Property Tax”. Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes or city or county transfer taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources. The term “Real Estate Taxes” shall also include supplemental taxes related to the period of Tenant’s Lease Term whenever levied, including any such taxes that may be levied after the Lease Term has expired.
          B.      Taxes on Tenant’s Property
                    (a)      Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper process if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, and any amount so recovered shall belong to Tenant.
                    (b)      if the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the real property taxes and assessments levied against Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provision of 12Ba, above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office improvements in other space in the Complex, such records shall be binding on both the Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.
13.      LIABILITY INSURANCE. Tenant, at Tenant’s expense, agrees to keep in force during the term of this Lease a policy of commercial general liability insurance with a combined single limit coverage of not less than Two Million Dollars ($2,000,000) per occurrence for injuries to or death of persons occurring in, on or about the Premises or the Complex, and property damage. The policy or policies affecting such insurance, certificates of insurance of which shall be furnished to Landlord, shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder, shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord. If, during the term of this Lease, in the considered opinion of Landlord’s Lender, insurance advisor, or counsel, the amount of insurance described in this paragraph 13 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor, or counsel shall deem adequate.
14.      TENANT’S PERSONAL PROPERTY INSURANCE AND WORKMAN’S COMPENSATION INSURANCE. Tenant shall maintain a policy or policies of fire and property damage insurance in “all risk” form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any such policies shall be used for the repair or replacement of such items so insured.
          Tenant shall also maintain a policy or policies of workman’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.
15.      PROPERTY INSURANCE. Landlord shall purchase and keep in force and as Additional Rent and in accordance with Paragraph 4D of this Lease. Tenant shall pay to Landlord (or Landlord’s agent if so directed by Landlord) Tenant’s proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the deductibles on insurance claims and the cost of policy or policies of insurance covering loss or damage to the Premises and Complex in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant’s use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.
          Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party’s insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party hereof.
16.      INDEMNIFICATION. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage or destruction of property in or about the Premises or the Complex by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises or the Complex but excluding, however, the willful misconduct or negligence of Landlord, or agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property to the extent arising from the willful misconduct or the negligence of Landlord, its agents, servants, employees, invitees, or contractors. Tenant shall hold Landlord harmless from and defend Landlord against any and expenses, including reasonable attorneys’ fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.

17.      COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirement of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer, provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This paragraph shall not be interpreted as requiring Tenant to make structural changes or improvements, except to the extent such changes or improvements are required as a result of Tenant’s use of the Premises. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.
18.      LIENS. Tenant shall keep the Premises and the Complex free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.
19.      ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. As a condition for granting this consent to any assignment, transfer, or subletting, Landlord shall require Tenant to pay to Landlord, as additional Rent seventy five percent of all rents and/or additional consideration due Tenant from its assignees, transferees, or subtenants in excess of the Rent payable by Tenant to Landlord hereunder for the assigned, transferred and/or subleased space; provided however, that before sharing such excess rent, Tenant shall first be entitled to recover from such excess rent the amount of any reasonable leasing commissions paid by Tenant to third parties not affiliated with Tenant. Tenant shall, by thirty (30) days written notice, advise Landlord of its intent to assign or transfer Tenant’s interest in the Lease or sublet the Premises or any portion thereof for any part of the term hereof. Within thirty (30) days after receipt of said written notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant’s notice on the date specified in Tenant’s notice, except for Permitted Transfers, by giving written notice of such election to terminate. If no such notice to terminate is given to Tenant within said thirty (30) day period, Tenant may proceed to locate an acceptable sublessee, assignee, or other transferee for presentment to Landlord for Landlord’s approval, all in accordance with the terms, covenants, and conditions of this paragraph 19. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this

Lease shall be terminated on the date specified in Tenant’s notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so attended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. A Consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord shall require Tenant to pay all expenses in connection with the assignment, and Landlord shall require Tenant’s assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease.
          Notwithstanding the above, in no event will Landlord consent to a sub-sublease.
20.      SUBORDINATION AND MORTGAGES. In the event Landlord’s title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as “Lender”) to Landlord, Tenant shall, at the request of landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender’s deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease.
21.      ENTRY BY LANDLORD. Landlord reserves, and shall at all reasonable times after at least 24 hours notice (except in emergencies) have the right to enter the Premises to inspect them; to perform and services to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Complex, all without abatement of rent; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. For each of the foregoing purposes, any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time to change the arrangement of location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Complex and to change the name, number or designation by which Complex is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, or shall Tenant to any reduction of rent hereunder.
22.      BANKRUPTCY AND DEFAULT. The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord’s option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant’s unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.
          Within thirty (30) days after court approval of the assumption of this lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurances of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.
          Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization nor insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.
          The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity.
                    (a)      The rights and remedies provided for by California Civil Code Section 1951.2 including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.
                    (b)      The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession.
                    (c)      The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.
                    (d)      To the extent permitted by law the right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the cost of such subletting, including, but not limited to, reasonable attorneys’ fees, and any real estate commissions actually paid, and the cost of such alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this subparagraph d. No possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

                    (e)      The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph d above.
23.      ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the term of this Lease and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.
24.      DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible for under Paragraph 10, Landlord may, at its option:
                    (a)      Rebuild or restore the Premises to their condition prior to the damage or destruction, or
                    (b)      Terminate this Lease.
          If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord initially estimates that the rebuilding or restoration will exceed 180 days or If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord’s obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant’s sole cost and expense provided this Lease is not cancelled according to the provisions above.
          Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2 in Section 1933, Subdivision 4 of the California Civil Code.

          In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be insured or not. Notwithstanding anything to the contrary herein, Landlord may terminate this Lease in the event of an uninsured event or if insurance proceeds are insufficient to cover 100% of the rebuilding costs net of the deductible.
25.      EMINENT DOMAIN. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant’s personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.
          If (i) any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, or (ii) any of the foregoing events occur with respect to the taking of any space in the Complex not lease hereby, or if any such spaces so taken or conveyed in lieu of such taking and Landlord shall decide to discontinue the use and operation of the Complex, or decide to demolish, alter or rebuild the Complex, then, in any of such events Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.
          In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention to do so, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.
          If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the are of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.
26.      SALE OR CONVEYANCE BY LANDLORD. In the event of a sale or conveyance of the Complex or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, so long as the balance of the Security Deposit is also transferred, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Complex and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.
27.      ATTORNMENT TO LENDER OR THIRD PARTY. In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.
28.      HOLDING OVER. Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Lease term.
29.      CERTIFICATE OF ESTOPPEL. Tenant shall at any time upon not less than ten (10) business days’ prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord’s performance, and that not more than one month’s rent has been paid in advance.
30.      CONSTRUCTION CHANGES. It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises, and no such changes, or any changes in plans for any other portions of the Complex shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

31.      RIGHT OF LANDLORD TO PERFORM. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder and such failure shall continue for five (5) days after written notice by Landlord, or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for thirty (30) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant’s part to be performed. All sums so paid by Landlord and all necessary costs of such performances by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.
32.      ATTORNEYS’ FEES.
          (A)      In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the party of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgement.
          (B)      Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney’s fee.
33.      WAIVER. The waiver by either party of the other party’s failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.
34.      NOTICES. All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.
35.      EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.
36.      DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.
37.      CORPORATE AUTHORITY. If Tenant is a corporation, (or a partnership) each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.
38.      [RESERVED]
39.      LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
          (i)      the sole and exclusive remedy shall be against Landlord’s interest in the Premises leased herein;
          (ii)      no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership)
          (iii)      no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership)
          (iv)      no partner of Landlord shall be required to answer or otherwise plead to any service of process;
          (v)      no judgment will be taken against any partner of Landlord;

          (vi)      any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;
          (vii)      no writ of execution will ever be levied against the assets of any partner of Landlord;
          (viii)      these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.
          Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.
40.      MISCELLANEOUS AND GENERAL PROVISIONS
                    (a)      Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.
                    (b)      This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.
                    (c)      The term “Premises” includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term “Landlord” or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term “Tenant” or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.
          The term “person” includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.
                    (d)      Time is of the essence of this Lease and of each and all of its provisions.
                    (e)      At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant’s Premises are a part.

                    (f)      This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.
                    (g)      Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.
                    (h)      Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant’s rights hereunder are not substantially affected.
                    (i)      Paragraphs 43 through 54 are added hereto and are included as a part of this lease.
                    (j)      Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.
                    (k)      Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect his Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.
41.      BROKERS. Tenant warrants that it had dealings with only the following real estate brokers or agents in connection with the negotiation of this Lease: none and that it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.
42.      SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant’s sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.
          All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.
          Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

          IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year last written below.

LANDLORD:		TENANT:
WESTPORT JOINT VENTURE		DIGITAL FINISH, INC.
a California joint venture		a California corporation

JOHN ARRILLAGA SURVIVOR’S TRUST

By	/s/ John Arrillaga	By	/s/ Jayne Spiegelman

John Arrillaga, Trustee

Date: 7/28/99		Title: CEO

PEERY PRIVATE INVESTMENT COMPANY-WP, L.P.,
a California limited partnership		Type or Print Name: Jayne Spiegelman

By	/s/ Richard T. Peery	Date: July 28, 1999

Richard T. Peery, Trustee of the Richard T. Peery
Separate Property Trust dated 7/20/77, as its
General Partner

Date: 7/29/99

PEERY PUBLIC INVESTMENT COMPANY-WP L.P.,
a California limited partnership

By	/s/ Richard T. Peery

Richard T. Peery, Trustee of the Richard T. Peery
Separate Property Trust dated 7/20/77, as its
General Partner

Date: 7/29/99

Paragraphs 43 through 55 to Lease Agreement dated July 5, 1999, By and Between Westport Joint Venture, a California joint venture, as Landlord, and Digital Finish, Inc., a California corporation, as Tenant for 22,694± Square Feet of Space Located at 2800 Bridge Parkway, Redwood City, California.
43. BASIC RENT: In accordance with Paragraph 4A herein, the total aggregate sum of FOUR MILLION ONE HUNDRED ONE THOUSAND NINE HUNDRED FIFTY FOUR AND NO/100 DOLLARS ($4,101,954.00), shall be payable as follows:
     On August 1, 1999, the sum of THIRTY FOUR THOUSAND FORTY ONE AND NO/100 DOLLARS ($34,041.00) shall be due, and a like sum due on the first day of each month thereafter, through and including October 1, 1999.
     On November 1, 1999, the sum of FORTY TWO THOUSAND FIVE HUNDRED FIFTY TWO AND NO/100 DOLLARS ($42,552.00) shall be due, and a like sum due on the first day of each month thereafter, through and including January 1, 2000.
     On February 1, 2000, the sum of FIFTY ONE THOUSAND SIXTY THREE AND NO/100 DOLLARS ($51,063.00) shall be due, and a like sum due on the first day of each month thereafter, through and including April 1, 2000.
     On May 1, 2000, the sum of FIFTY NINE THOUSAND FIVE HUNDRED SEVENTY FOUR AND NO/100 DOLLARS ($59,574.00) shall be due, and a like sum due on the first day of each month thereafter, through and including July 1, 2000.
     On August 1, 2000, the sum of SEVENTY THOUSAND THREE HUNDRED FIFTY ONE AND 40/100 DOLLARS ($70,351.40) shall be due, and a like sum due on the first day of each month thereafter, through and including July 1, 2001.
     On August 1, 2001, the sum of SEVENTY TWO THOUSAND SIX HUNDRED TWENTY AND 80/100 DOLLARS ($72,620.80) shall be due, and a like sum due on the first day of each month thereafter, through and including July 1, 2002.
     On August 1, 2002, the sum of SEVENTY FOUR THOUSAND EIGHT HUNDRED NINETY AND 20/100 DOLLARS ($74,890.20) shall be due, and a like sum due on the first day of each month thereafter, through and including July 1, 2003.
     On August 1, 2003, the sum of SEVENTY SEVEN THOUSAND ONE HUNDRED FIFTY NINE AND 60/100 DOLLARS ($77,159.60) shall be due, and a like sum due on the first day of each month thereafter, through and including July 1, 2004; or until the entire aggregate sum of FOUR MILLION ONE HUNDRED ONE THOUSAND NINE HUNDRED FIFTY FOUR AND NO/100 DOLLARS ($4,101,954.00) has been paid.
44. “AS-IS” BASIS: Subject only to Paragraph 45 and to Landlord making the improvements shown on Exhibit B to be attached hereto, it is hereby agreed that the Premises leased hereunder is leased strictly on an “as-is” basis and in its present condition, and in the configuration as shown on Exhibit B to be attached hereto, and by reference made a part hereof. Except as noted herein, it is specifically agreed between the parties that after Landlord makes the interior improvements as shown on Exhibit B, Landlord shall not be required to make, nor be responsible for any cost, in connection with any repair, restoration, and/or improvement to the Premises in order for this Lease to commence, or thereafter, throughout the Term of this Lease. Notwithstanding anything to the contrary within this Lease, Landlord makes no warranty or representation of any kind or nature whatsoever as to the condition or repair of the Premises, nor as to the use or occupancy which may be made thereof.
45. TENANT INTERIOR IMPROVEMENTS: Landlord shall, at its sole cost and expense, construct certain interior improvements (the “Tenant Improvements”) in the Premises, as shown on Exhibit B to be attached to the Lease and Landlord agrees to deliver the Premises leased hereunder to Tenant, at Landlord’s expense, in the configuration shown in Red on Exhibit B to be attached hereto and in good workmanlike condition. Notwithstanding anything to the contrary above, it is specifically understood and agreed that Landlord shall be required to furnish only a standard air conditioning/heating system, normal electrical outlets, standard fire sprinkler systems, standard bathroom, standard lobby, 2’ x 4’ suspended acoustical tile drop ceiling throughout the entire space leased, carpeting and/or vinyl-coated floor tile, and standard office partitions and doors, as shown on Exhibit B to be attached hereto; provided however, that any special HVAC and/or plumbing and/or electrical requirements over and above that normally supplied by Landlord shall be 100 percent the responsibility of and be paid for 100 percent by Tenant.
     It is further agreed that Tenant shall furnish Landlord with Tenant’s required specifications and a preliminary space plan showing the layout of the improvements to be constructed in the Premises by July 22, 1999. At that time, Landlord shall have the final interior plans drawn by Landlord’s architect. All of the plans and specifications shall be Exhibit B to this Lease. If said preliminary plans and specifications for any items affecting the interior improvements to be constructed in the building are not received by Landlord for Landlord’s approval (which approval shall not be unreasonably withheld) by July 22, 1999, then it is agreed that, notwithstanding anything to the contrary in this Lease, this Lease and Tenant’s obligation to perform all terms, covenants and conditions of this Lease shall commence , regardless of whether or not the building and interior improvements are completed on August 1, 1999, and Landlord shall complete construction of the interior improvements as soon as reasonably possible thereafter.
     Notwithstanding anything to the contrary, it is agreed that in the event Tenant makes changes, additions, or modifications to the plans and specifications to be constructed by Landlord as set forth herein, or improvements are installed for Tenant in excess of those to be provided Tenant by Landlord as set forth on Exhibit B, any increased cost(s) resulting from said changes, additions, and/or modifications and/or improvements in excess of those to be provided Tenant shall be contracted for with Landlord and paid for one hundred percent (100%) by Tenant.
     The interior shall be constructed in accordance with Exhibit B of the Lease, it being agreed, however, that if the interior improvements constructed by Landlord relating thereto, do not conform exactly to the plans and specifications as set forth in the Lease, and the general appearance, structural integrity, and Tenant’s uses and occupancy of the Premises and interior improvements relating thereto are not materially or unreasonably affected by such deviation, it is agreed that the commencement date of the Lease, and Tenant’s obligation to pay rental, shall not be affected, and Tenant hereby agrees, in such event, to accept the Premises and interior improvements as constructed by Landlord.
     Tenant shall have thirty (30) days after the Commencement Date to provide Landlord with a “punch list” pertaining to Landlord’s work with respect to Tenant’s interior improvements. As soon as reasonably possible thereafter, Landlord, or one of Landlord’s representatives (if so approved by Landlord), and Tenant shall conduct a joint walk-through of the Premises (if Landlord so requires), and inspect such Tenant Improvements, using their best efforts to agree on the incomplete or defective construction related to the Tenant Improvements installed by Landlord. After such inspection has been completed, Landlord shall prepare, and both parties shall sign, a list of all “punch list” items which the parties reasonably agree are to be corrected by Landlord (but which shall exclude any damage or defects caused by Tenant, its employees, agents or parties Tenant has contracted with to work on the Premises). Landlord shall have thirty (30) days thereafter (or longer if necessary, provided Landlord is diligently pursuing the completion of the same) to complete, at Landlord’s expense, the repairs on the “punch list” without the Commencement Date of the Lease and Tenant’s obligation to pay Rental thereunder being affected. This Paragraph shall be of no force and effect if Tenant shall fail to give any such notice to Landlord within thirty (30) days after the Commencement Date of this Lease.
46. CONSENT: Whenever the consent of one party to the other is required hereunder, such consent shall not be unreasonably withheld.
47. CHOICE OF LAW; SEVERABILITY. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provisions of this Lease shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.
48. AUTHORITY TO EXECUTE. The parties executing this Lease Agreement hereby warrant and represent that they are properly authorized to execute this Lease Agreement and bind the parties on behalf of whom they execute this Lease Agreement and to all of the terms, covenants and conditions of this Lease Agreement as they relate to the respective parties hereto.
49. ASSESSMENT CREDITS: The demised property herein may be subject to a special assessment levied by the City of Redwood City as part of an Improvement District. As a part of said special assessment proceedings (if any), additional bonds were or may be sold and assessments were or may be levied to provide for construction contingencies and reserve funds. Interest shall be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be credited on assessments otherwise due against the Leased Premises, Tenant shall pay to Landlord, as additional rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited. For example: if (i) the property is subject to an annual assessment of $1,000.00, and (ii) a surplus of $200.00 is credited towards the current year’s assessment which reduces the assessment amount shown on the property tax bill from $1,000.00 to $800.00, Tenant shall, upon receipt of notice from Landlord, pay to Landlord said $200.00 credit as Additional Rent.
50. ASSIGNMENT AND SUBLETTING (CONTINUED):
     A. Landlord hereby acknowledges that, during the first thirty six months of the Lease Term, Tenant may desire to sublease a portion of the Leased Premises. Provided Tenant is not in default of this Lease, and subject to Paragraph 49C below, Landlord agrees that it will not exercise its right, as provided for in Paragraph 19, to terminate the Lease as a result of a request(s) by Tenant to sublease less than a total of fifty percent (50%) of the Premises to one or more subtenants for a sublease term(s) not to extend beyond July 31, 2002. In such event, Landlord agrees to issue Landlord’s standard consent to said sublease, subject to (a) Tenant submitting to Landlord a copy of said sublease (prior to said sublease commencing), (b) Landlord, Tenant and Subtenant thereafter executing Landlord’s standard Consent to Sublease agreement and (c) Landlord receives payment from Tenant of Landlord’s costs for processing said Sublease Consent prior to said sublease commencing.
     B. Permitted Transfers: In addition to and notwithstanding anything to the contrary in Paragraph 19 of this Lease, Landlord hereby agrees to consent to Tenant’s assigning or subletting said Lease to: (i) any parent or subsidiary corporation, affiliate, or corporation with which Tenant merges or consolidates, provided that the net worth of said parent or subsidiary corporation, affiliate, or said corporation has a net worth equal to or greater than the net worth of Tenant (a) at the time of Lease execution or (b) at the time of such assignment, merger, or consolidation (whichever is greater); or (ii) any third party or entity to whom Tenant sells all or substantially all of its assets; provided, that the net worth of the resulting or acquiring corporation has a net worth after the merger, consolidation or acquisition equal to or greater than the net worth of Tenant (a) at the time of Lease execution or (b) at the time of such merger, consolidation or acquisition (whichever is greater) (collectively “Permitted Transfers”). No such Permitted Transfer will release the Tenant from its liability and responsibility under this Lease to the extent Tenant continues in existence following such transaction. Notwithstanding the above, Tenant shall be required to (a) give Landlord written notice prior to such assignment or subletting to any party as described in (i) and (ii) above, (b) execute Landlord’s consent document prepared by Landlord reflecting the assignment or subletting and (c) pay Landlord’s costs for processing said Consent prior to the effective date of said assignment or sublease.
     C. Notwithstanding the foregoing, Landlord and Tenant agree that it shall not be unreasonable for Landlord to refuse to consent to a proposed assignment, sublease or other transfer (“Proposed Transfer”) if the Premises or ant other portion of the Property would become subject to additional or different Government Requirements as a direct or indirect consequence of the Proposed Transfer and/or the Proposed Transferee’s use and occupancy of the Premises and the Property. However, Landlord may, in its sole discretion, consent to such a Proposed Transfer where Landlord is indemnified by Tenant and (i) Subtenant or (ii) Assignee, in form and substance satisfactory to Landlord’s counsel, by Tenant and/or the Proposed Transferee from and against any and all costs, expenses, obligations and liability arising out of the Proposed Transfer and/or the Proposed Transferee’s use and occupancy of the Premises and the Property.

     D. Any and all sublease agreement(s) between Tenant and any and all subtenant(s) (which agreements must be consented to by Landlord, pursuant to the requirements of this Lease) shall contain the following language:
     “If Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease, and unconditionally releases and relieves Landlord, and its officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, “Claims”), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.
     The term of this Sublease is therefore subject to early termination. Subtenant’s initials here below evidence (a) Subtenant’s consideration of and agreement to this early termination provision, (b) Subtenant’s acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant’s agreement to the general waiver and release of Claims above.

Initials:		Initials:		”
	Subtenant		Tenant
51. BANKRUPTCY AND DEFAULT: Paragraph 22 is modified to provide that with respect to non-monetary defaults not involving Tenant’s failure to pay Basic Rent or Additional Rent, Tenant shall not be in default of any non-monetary obligation if (i) more than thirty (30) days is required to cure such non-monetary default, and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving written notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion.
52. ABANDONMENT: Paragraph 23 is modified to provide that Tenant shall not be in default under the Lease if it leaves all or any part of Premises vacant so long as (i) Tenant is performing all of its other obligations under the Lease including the obligation to pay Basic Rent and Additional Rent (ii) Tenant provides on-site security during normal business hours for those parts of the Premises left vacant, (iii) such vacancy does not materially and adversely affect the validity or coverage of any policy of insurance carried by Landlord with respect to the Premises, and (iv) the utilities and heating and ventilation system are operated and maintained to the extent necessary to prevent damage to the Premises or its systems.

53. HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on, in, under or about the Premises and real property located beneath said Premises and the common areas of the Complex (hereinafter collectively referred to as the “Property”):
     A. As used herein, the term “Hazardous Materials” shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term “Environmental Laws” shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.
     B. Tenant shall obtain Landlord’s written consent, which may be withheld in Landlord’s discretion, prior to the occurrence of any Tenant’s Hazardous Materials Activities (defined below); provided, however, that Landlord’s consent shall not be required for normal use in compliance with applicable Environmental Laws of customary household and office supplies (Tenant shall first provide Landlord with a list of said materials use), such as mild cleaners, lubricants and copier toner. As used herein, the term “Tenant’s Hazardous Materials Activities” shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Tenant’s use of the Property, or by Tenant or by any of Tenant’s agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees. Tenant agrees that any and all Tenant’s Hazardous Materials Activities shall be conducted in strict, full compliance with applicable Environmental Laws at Tenant’s expense, and shall not result in any contamination of the Property or the environment. Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant’s Hazardous Materials Activities of which Tenant becomes aware. If Tenant’s Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees at Tenant’s expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as Landlord reasonably deems necessary (Landlord shall have no obligation to evaluate the need for any such installation or to require any such installation); (ii) provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the Lease (“Anniversary Date”); and (iii) on each Anniversary Date, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities. Tenant, at its expense, shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant’s findings within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental consultant, and promptly provide Landlord with documentation of all such corrections.
     C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant’s Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant’s Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.
     D. If Landlord, in its sole discretion, believes that the Property has become contaminated as a result of Tenant’s Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys’ fees Landlord incurs with respect to such investigation, that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord’s prior written consent which may be withheld in Landlord’s discretion. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.
     E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys’, consultants’ and other experts’ fees and costs), and damages, which arise from or relate to: (i) Tenant’s Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 53 (collectively, “Tenant’s Environmental Indemnification”). Tenant’s Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant’s Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant’s expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action (collectively, “Response Actions”). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.
     F. Landlord hereby informs Tenant, and Tenant hereby acknowledges, that the Premises and adjacent properties overlie a former solid waste landfill site commonly known as the Westport Landfill (“Former Landfill”). Landlord further informs Tenant, and Tenant hereby acknowledges, that (i) prior testing has detected the presence of low levels of certain volatile and semi-volatile organic compounds and other contaminants in the groundwater, in the leachate from the landfilled solid waste, and/or in certain surface waters of the Property, as more fully described in Section 2.3.2 of the report entitled “Revised Discharge Monitoring Plan, Westport Landfill Site, Redwood City, California” prepared by Geomatrix Consultants, dated May 1996 (“Discharge Plan”), (ii) methane gas is or may be generated by the landfilled solid waste (item “i” immediately preceding and this item ”ii” are hereafter collectively referred to as the “Landfill Contamination”), and (iii) the Premises and the Former Landfill are subject to the California Regional Water Quality Control Board’s (“Regional Board”) Waste Discharge Requirements Order No. 94-181 (the “Order”). The Order is attached hereto as Exhibit C. As evidenced by their initials set forth immediately below, Tenant acknowledges that Landlord has provided Tenant with copies of the environmental reports listed on Exhibit D, and Tenant acknowledges that Tenant and Tenant’s experts (if any) have had ample opportunity to review such reports and that Tenant has satisfied itself as to the environmental conditions of the Property and the suitability of such conditions for Tenant’s intended use of the Property.

Initials:	/s/	Initials:	/s/
	Tenant		Landlord
     G. Landlord shall indemnify, defend, and hold harmless Tenant against any and all claims asserted by third parties (excluding any agents, employees, contractors, vendors, invitees, visitors, future subtenants and assignees of Tenant, and excluding any other parties related to Tenant), including all liabilities, judgments, damages, suits, orders, government directives, costs and expenses in connection with such claims, which arise from (i) the Landfill Contamination, or (ii) the Order, as may be amended (“Landlord’s Environmental Indemnity”); provided however that Landlord’s Environmental Indemnity shall be subject to the following limitations and conditions:
     (1) Landlord’s Environmental Indemnity shall not apply to any economic or consequential damages suffered by Tenant, including but not limited to loss of business or profits.
     (2) Landlord’s Environmental Indemnity shall not apply, without limitation, to any releases caused by Tenant’s Hazardous Materials Activities.
     (3) Tenant acknowledges that Landlord must comply with the Order, as may be amended, and with directives of government authorities including the Regional Board, with respect to the Contamination and the Former Landfill. Tenant further acknowledges that groundwater monitoring wells, methane recovery wells and equipment, and other environmental control devices are located on and about the Premises and may be modified or added to during the term of the Lease (collectively, “Environmental Equipment”), and that environmental investigation, monitoring, closure and post-closure activities (collectively, “Environmental Activities”) will be performed on the Premises during the term of the Lease. Tenant shall allow Landlord, and any other party named as a discharger under the Order, as may be amended, and their respective agents, consultants and contractors, and agents of governmental environmental authorities with jurisdiction (“Government Representatives”) to enter the Premises to access the Environmental Equipment and to perform Environmental Activities during the term of the Lease, provided that Tenant’s use and occupancy of the Premises shall not unreasonably be disturbed.
     (4) Tenant and Landlord shall reasonably cooperate with each other regarding any Environmental Activities to be performed, and regarding any Environmental Equipment to be installed, maintained, or removed on the Premises during the term of the Lease.
     (5) Tenant shall be responsible at its expense for repairing any Environmental Equipment damaged due to the negligence of Tenant or Tenant’s agents, employees, contractors, vendors, invitees, visitors, future subtenants or assignees (such terms “invitees and “visitors” as used in this Paragraph 53 shall not include Landlord or any other party named as a discharger under the Order as may be amended, or any of their respective agents, consultants or contractors, or any Government Representatives).
     It is agreed that the Tenant’s responsibilities related to Hazardous Materials will survive the expiration or termination of this Lease and that Landlord may obtain specific performance of Tenant’s responsibilities under this Paragraph 53.
54. ADDRESS FOR LEASED PREMISES: It is understood that (i) the current address for the building in which the Premises are located is 2800 Bridge Parkway, Redwood City, California 94065, and that (ii) the address for the Premises will be assigned by the City of (the “City”) upon issuance of a building permit for the Interior Improvements as defined herein. In the event the address assigned to the Premises is changed by the City, said Lease shall thereafter be amended to reflect the assigned address for the Premises leased hereunder.
55. EARLY ENTRY: Subject to the provisions of Paragraph 45, (“Tenant Interior Improvements”) Tenant and its agents and contractors shall be permitted to enter the Premises prior to the Commencement Date for the purpose of installing at Tenant’s sole cost and expense, Tenant’s trade fixtures and equipment, telephone equipment, security systems and cabling for computers. Such entry shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay any Rent on account thereof. Any entry or installation work by Tenant and its agents in the Premises pursuant to this Paragraph 55 shall (i) be undertaken at Tenant’s sole risk, (ii) not interfere with or delay Landlord’s work in the Premises, and (iii) not be deemed occupancy or possession of the Premises for purposes of the Lease. Tenant shall indemnify, defend, and hold Landlord harmless from any and all loss, damage, liability, expense (including reasonable attorney’s fees), claim or demand of whatsoever character, direct or consequential, including, but without limiting thereby the generality of the foregoing, injury to or death of persons and damage to or loss of property arising out of the exercise by Tenant of any early entry right granted hereunder. In the event Tenant’s work in said Premises delays the completion of the interior improvements to be provided by Landlord, if any, or in the event Tenant has not completed construction of it’s interior improvements by the scheduled Commencement Date, it is agreed between the parties that this Lease will commence on the scheduled Commencement Date of August 1, 1999 regardless of the construction status of said interior improvements completed or to be completed by Tenant or Landlord. It is the intent of the parties hereto that the commencement of Tenant’s obligation to pay Rent under the Lease not be delayed by any of such causes or by any other act of Tenant (except as expressly provided herein) and, in the event it is so delayed, Tenant’s obligation to pay Rent under the Lease shall commence as of the date it would otherwise have commenced absent delay caused by Tenant.

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AMENDMENT NO. 1
TO LEASE
     THIS AMENDMENT NO. 1 is made and entered into this 11th day of January, 2000, by and between WESTPORT JOINT VENTURE, a California joint venture as LANDLORD, and SHUTTERFLY.COM, INC., a California corporation, as TENANT.
RECITALS
     A. WHEREAS, by Lease Agreement dated July 5, 1999 Landlord leased to Tenant approximately 22,694+ square feet of that certain 48,384+ square foot building located at 2800 Bridge Parkway, Suite 101, Redwood City, California, the details of which are more particularly set forth in said July 5, 1999 Lease Agreement, and
     B. WHEREAS, said Lease was amended by the Commencement Letter dated September 8, 1999 which changed the Commencement Date of the Lease from August 1, 1999 to September 1, 1999, and changed the Termination Date from July 31, 2004 to August 31, 2004, and,
     C. WHEREAS, said Lease was amended by Letter Agreement dated December 28, 1999, whereby Landlord acknowledged Tenant’s name change from “Digital Finish, Inc., a California corporation” to “Shutterfly.com, Inc., a California corporation” and,
     D. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) increasing the square footage of the Leased Premises, (ii) amending the Basic Rent schedule and Aggregate Rent accordingly, and (iii) increasing the Security Deposit required under said Lease Agreement as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. INCREASED PREMISES: Pursuant to Tenant’s request to construct a room within the Common Area of the Building, it agreed between the parties that effective January 15, 2000, the size of the Leased Premises will be increased by 47+ square feet, or from 22,694+ square feet to 22,741+ square feet of space. Total said Premises are more particularly shown within the area outlined in Red on Exhibit A. The entire parcel, of which the Leased Premises is a part, is shown within the area outlined in Green on Exhibit A. The additional 47+ square feet of space is leased on an “as-is” basis, in its present condition and configuration, as set forth in Blue on Exhibit B attached hereto, with the entire interior leased Premises shown in Red on Exhibit B. Notwithstanding anything to the contrary
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herein, Tenant shall be responsible for constructing said room at Tenant’s sole cost and expense, and Landlord shall formally consent to said alterations under a separate consent document.
     2. BASIC RENT SCHEDULE: The Basic Rent schedule, as shown in Paragraph 4(A) of the Lease Agreement, shall be amended as follows:
     Upon execution of this Amendment No. 1, the sum of SEVENTY SEVEN AND 32/100 DOLLARS ($77.32) shall be due, representing the prorated Basic Rent for the Increased Premises for the period of January 15, 2000 through January 31, 2000.
     On February 1, 2000, the sum of FORTY TWO THOUSAND SIX HUNDRED NINETY THREE AND NO/100 DOLLARS ($42,693.00) shall be due, representing the Basic Rent due for the month of February 2000.
     On March 1, 2000, the sum of FIFTY ONE THOUSAND TWO HUNDRED FOUR AND NO/100 DOLLARS ($51,204.00) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2000.
     On June 1, 2000, the sum of FIFTY NINE THOUSAND SEVEN HUNDRED FIFTEEN AND NO/100 DOLLARS ($59,715.00) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2000.
     On September 1, 2000, the sum of SEVENTY THOUSAND FOUR HUNDRED NINETY SEVEN AND 10/100 DOLLARS ($70,497.10) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2001.
     On September 1, 2001, the sum of SEVENTY TWO THOUSAND SEVEN HUNDRED SEVENTY ONE AND 20/100 DOLLARS ($72,771.20) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2002.
     On September 1, 2002, the sum of SEVENTY FIVE THOUSAND FORTY FIVE AND 30/100 DOLLARS ($75,045.30) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2003.
     On September 1, 2003, the sum of SEVENTY SEVEN THOUSAND THREE HUNDRED NINETEEN AND 40/100 DOLLARS ($77,319.40) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2004.
     As a result of the increase in square feet leased, the Aggregate Rental shall be increased by $8,396.32, or from $4,101,954.00 to $4,110,350.32.
     3. SECURITY DEPOSIT: Tenant’s Security Deposit shall be increased by $319.60, or from $154,319.20 to $154,638.80, payable upon Tenant’s execution of this Amendment No. 1.
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     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said July 5, 1999 Lease Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.

LANDLORD:	TENANT:

WESTPORT JOINT VENTURE	SHUTTERFLY.COM, INC.
A California joint venture	a California corporation

JOHN ARRILLAGA SURVIVOR’S TRUST	By	/s/ Jayne Spiegelman

Jayne Spiegelman / CEO

By	/s/ John Arrillaga	Print or Type Name/Title

John Arrillaga, Trustee

Date: 1/25/00		Date: 2/1/00

PEERY PRIVATE INVESTMENT COMPANY-WP, L.P., A California limited partnership

By	/s/ Richard T. Peery

Richard T. Peery, Trustee of the Richard T. Peery Separate Property Trust dated 7/20/77, as its General Partner

Date:	1/20/00

(Signatures Continued on Following Page)

PEERY PUBLIC INVESTMENT COMPANY-WP, L.P.,
A California limited partnership
Initial: JA
JS

Westport 8

By	/s/ Richard T. Peery

Richard T. Peery, Trustee of the Richard T. Peery Separate Property Trust dated 7/20/77, as its General Partner

Date:	1/20/00

Initial:

= Parcel I
= Parcel II
= Leased Premises - First Floor
WESTPORT OFFICE PARK
REDWOOD CITY, CALIFORNIA
BELMONT SLOUGH
MARINE PARKWAY
ISLAND

EXHIBIT A TO AMENDMENT NO. 1 DATED JANUARY 11, 2000 BY AND BETWEEN WESTPORT JOINT VENTURE, AS LANDLORD, AND SHUTTERFLY.COM, INC., AS TENANT.

WESTPORT 8

INITIAL

1

= Leased Premises
= Increased Premises
= Common Area
= Third Party Space
WESTPORT BLDG. NO. 8
A2.1

EXHIBIT B TO AMENDMENT NO. 1 DATED JANUARY 11, 2000 BY AND BETWEEN WESTPORT JOINT VENTURE, AS LANDLORD, AND SHUTTERFLY.COM, INC., AS TENANT.

WESTPORT 8

2

Westport 8
AMENDMENT NO. 2
TO LEASE
     THIS AMENDMENT NO. 2 is made and entered into this 21st day May, 2001, by and between WESTPORT JOINT VENTURE, a California joint venture as LANDLORD, and SHUTTERFLY, INC., a Delaware corporation, as TENANT.
RECITALS
     E. WHEREAS, by Lease Agreement dated July 5, 1999 Landlord leased to Tenant approximately 22,694+ square feet of that certain 48,384+ square foot building located at 2800 Bridge Parkway, Suite 101, Redwood City, California, the details of which are more particularly set forth in said July 5, 1999 Lease Agreement, and
     F. WHEREAS, said Lease was amended by the Commencement Letter dated September 8, 1999 which changed the Commencement Date of the Lease from August 1, 1999 to September 1, 1999, and changed the Termination Date from July 31, 2004 to August 31, 2004, and,
     G. WHEREAS, said Lease was amended by Letter Agreement dated December 28, 1999, whereby Landlord acknowledged Tenant’s name change from “Digital Finish, Inc., a California corporation” to “Shutterfly.com, Inc., a California corporation” and,
     H. WHEREAS, said Lease was amended by Amendment No. 1 dated January 11, 2000, which amended the Lease by (i) increasing the square footage of the Leased Premises, (ii) amending the Basic Rent schedule and Aggregate Rent accordingly, and (iii) increasing the Security Deposit required under said Lease Agreement, and
     I. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) correcting Tenant’s state of incorporation and (ii) changing Tenant’s name from “Shutterfly.com, Inc.” to “Shutterfly, Inc.” as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. STATE OF INCORPORATION: It is acknowledged and agreed between the parties hereto that Tenant’s state of incorporation as stated in the Lease was incorrect, and that Tenant was incorporated in the state of Delaware on April 23, 1999.
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     2. TENANT NAME CHANGE: Pursuant to information provided to Landlord by Tenant, it is acknowledged by Landlord that effective on or about September 20, 2000, Tenant “Shutterfly.com, Inc.”, a Delaware corporation, has changed its’ name by Corporate Resolution to “Shutterfly, Inc.”, a Delaware corporation; the change in name did not result in a change in ownership structure and for all intents and purposes all the assets and liabilities of Shutterfly.com, Inc. are now the assets and liabilities of Shutterfly, Inc., and Shutterfly, Inc. will be responsible for the full performance of all terms, covenants, and conditions of said Lease Agreement from the date of the Lease (July 5, 1999) through the effective Termination Date of said Lease. In the event there was a change in ownership or there is not a complete transfer of 100% of the assets and liabilities from Shutterfly.com, Inc. to Shutterfly, Inc. both companies agree to be jointly and severally liable for the full terms and conditions of the Lease Agreement from through the Termination Date of said Lease.
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said July 5, 1999 Lease Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the day and year last written below.

LANDLORD:	TENANT:

WESTPORT JOINT VENTURE	SHUTTERFLY, INC.
A California joint venture	a Delaware corporation

JOHN ARRILLAGA SURVIVOR’S TRUST	By	/s/ Virender K. Ahluwalia

Virender K. Ahluwalia / CFO

By	/s/ John Arrillaga	Print or Type Name/Title

John Arrillaga, Trustee

Date: 8/10/01		Date: 8/02/01

PEERY PRIVATE INVESTMENT COMPANY-WP, L.P., A California limited partnership

By	/s/ Richard T. Peery

Richard T. Peery, Trustee of the
Initial:

Westport 8

Richard T. Peery Separate Property Trust dated 7/20/77, as its General Partner

Date:	8/13/01

PEERY PUBLIC INVESTMENT COMPANY-WP, L.P.,
A California limited partnership

By	/s/ Richard T. Peery

Richard T. Peery, Trustee of the Richard T. Peery Separate Property Trust dated 7/20/77, as its General Partner

Date:	8/13/01

Initial:

Westport 8
AMENDMENT NO. 3
TO LEASE
     THIS AMENDMENT NO. 3 (“Amendment”) is made and entered into this 6th day of July, 2004, by and between WESTPORT JOINT VENTURE, a California joint venture as LANDLORD, and SHUTTERFLY, INC., a Delaware corporation, as TENANT.
RECITALS
     J. WHEREAS, by Lease Agreement dated July 5, 1999 Landlord leased to Tenant approximately 22,694+ square feet of that certain 48,384+ square foot building located at 2800 Bridge Parkway, Suite 101, Redwood City, California, the details of which are more particularly set forth in said July 5, 1999 Lease Agreement, and
     K. WHEREAS, said Lease was amended by the Commencement Letter dated September 8, 1999 which changed the Commencement Date of the Lease from August 1, 1999 to September 1, 1999, and changed the Termination Date from July 31, 2004 to August 31, 2004, and,
     L. WHEREAS, said Lease was amended by Letter Agreement dated December 28, 1999, whereby Landlord acknowledged Tenant’s name change from “Digital Finish, Inc., a California corporation” to “Shutterfly.com, Inc., a California corporation” and,
     M. WHEREAS, said Lease was amended by Amendment No. 1 dated January 11, 2000, which amended the Lease by (i) increasing the square footage of the Leased Premises, (ii) amending the Basic Rent schedule and Aggregate Rent accordingly, and (iii) increasing the Security Deposit required under said Lease Agreement, and
     N. WHEREAS, said Lease was amended by Amendment No. 2 dated May 21, 2001, which amended the Lease by (i) correcting Tenant’s state of incorporation and (ii) changing Tenant’s name from “Shutterfly.com, Inc.” to “Shutterfly, Inc.” (said Lease Agreement, Commencement Letter, Letter Agreement, Amendment No. 1 and Amendment No. 2 are hereinafter collectively referred to as the “Lease”), and
     O. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) extending the Term for a period of five (5) years, changing the Termination Date from August 31, 2004 to August 31, 2009, (ii) amending the Rent due under the Lease effective July 1, 2004 to convert the Rent rate from a triple net rate to a gross rate, (iii) amending Lease Paragraphs 4 (“Rent”), 7 (“Expenses of Operation, Management, and Maintenance of the Common Areas of the Complex and Building in Which the Premises are Located”), 11 (“Utilities of the Building in Which the Premises are Located”), 12 (“Taxes”), and 15 (“Property Insurance”) as hereinafter set forth.
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AGREEMENT
          NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
          1. TERM OF LEASE: It is agreed between the parties that the Term of the Lease shall be extended for an additional five (5) year period, and the Lease Termination Date shall be changed from August 31, 2004 to August 31, 2009.
          2. RENT: Effective July 1, 2004, the Basic Rent rate due under the Lease shall be converted to a “Gross Rent”, which shall include the expenses as detailed in this Amendment, and all references in the Lease to “Basic Rent” shall be changed to “Gross Rent” and all references to “Rent” under the Lease shall thereafter refer to Gross Rent and Additional Rent.
               A. Gross Rent for Extended Term: The monthly Gross Rent for the Extended Term of the Lease shall be as follows:
          Landlord acknowledges that Tenant previously submitted payment for the Basic Rent due for the month of July 2004 in the amount of $89,698.48. The parties hereto agree that said payment shall be applied as follows: $39,569.34 shall be applied to the Gross Rent due for the month of July 2004; $39,569.34 shall be applied to the Gross Rent due for the month of August 2004; and $10,559.80 shall be applied to the Gross Rent due for the month of September 2004 (and Tenant shall submit the balance of the September Gross Rent in the amount of $29,009.54 no later than September 1, 2004).
          Subject to the preceding paragraph, on July 1, 2004, the sum of THIRTY-NINE THOUSAND FIVE HUNDRED SIXTY-NINE AND 36/100 DOLLARS ($39,569.34) shall be due, and a like sum due on the first day of each month thereafter through and including February 1, 2005.
          On March 1, 2005, the sum of FORTY-FOUR THOUSAND FIVE HUNDRED SEVENTY-TWO AND 36/100 DOLLARS ($44,572.36) shall be due, and a like sum due on the first day of each month thereafter through and including August 1, 2005.
          On September 1, 2005, the sum of FORTY-FIVE THOUSAND SEVEN HUNDRED NINE AND 41/100 DOLLARS ($45,709.41) shall be due, and a like sum due on the first day of each month thereafter through and including August 1, 2006.
          On September 1, 2006, the sum of FORTY-SIX THOUSAND EIGHT HUNDRED FORTY-SIX AND 46/100 DOLLARS ($46,846.46) shall be due, and a like sum due on the first day of each month thereafter through and including August 1, 2007.
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          On September 1, 2007, the sum of FORTY-SEVEN THOUSAND NINE HUNDRED EIGHTY-THREE AND 51/100 DOLLARS ($47,983.51) shall be due, and a like sum due on the first day of each month thereafter through and including August 1, 2008.
          On September 1, 2008, the sum of FORTY-NINE THOUSAND ONE HUNDRED TWENTY AND 56/100 DOLLARS ($49,120.56) shall be due, and a like sum due on the first day of each month thereafter through and including August 1, 2009.
          The Aggregate Basic/Gross Rent for the Lease shall be increased by $2,705,269.36 or from $4,110,350.32 to $6,815,619.68.
               B. Fixed Management Fee: Effective July 1, 2004, no Management Fee shall be required under the Lease, and Lease Paragraph 4.E (“Rent: Fixed Management Fee”) shall be deleted in its entirety and shall be of no further force or effect.
               C. Security Deposit: Effective July 1, 2004, Tenant’s Security Deposit shall be decreased by $25,413.09, or from $154,638.80 to $129,225.72. It is acknowledged and agreed between the parties hereto that on February 26, 2004, Landlord applied a portion ($50,826.17) of Tenant’s Security Deposit to outstanding amounts owed under the Lease (some of which amounts were disputed by Tenant) and invoiced Tenant for the restoration of the Security Deposit. As an accommodation to Tenant, Landlord has agreed to waive Late Fees in the amount of $25,413.09, which Late Fees represent fifty percent (50%) of said outstanding amounts and to reduce the Security Deposit required under the Lease by the balance of said outstanding amounts ($25,413.09). Therefore, Landlord acknowledges Tenant’s payment of the balance of the outstanding amounts ($25,413.09) through the reduction in the Security Deposit. Landlord further acknowledges that as of July 1, 2004, the total Security Deposit held by Landlord is $129,225.72.
          3. EXPENSES OF OPERATION, MANAGEMENT AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX AND BUILDING IN WHICH THE PREMISES ARE LOCATED: Effective July 1, 2004, Lease Paragraph 7 (“Expenses of Operation, Management, and Maintenance of the Common Areas of the Complex and Building in Which the Premises are Located”) shall be amended to include the following language:
     “Subject to the terms and conditions of the Lease, it is acknowledged and agreed between the parties hereto that the Gross Rent paid by Tenant to Landlord includes Tenant’s proportionate share of all expenses of operation, management, maintenance and repair of the Common Areas of the Complex and Building; provided, however, that in the event any repairs and/or replacements are necessary as a direct result of Tenant’s direct or indirect actions, or the direct or indirect actions of any of Tenant’s agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees, Tenant shall be one hundred percent (100%) responsible for the cost of said repair and/or replacement”.
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          4. UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED: Effective July 1, 2004, Lease Paragraph 11 (“Utilities of the Building in Which the Premises are Located”) shall be amended to include the following language:
     “Subject to the terms and conditions of the Lease, it is acknowledged and agreed between the parties hereto that the Gross Rent paid by Tenant to Landlord includes Tenant’s estimated proportionate share of all utility charges for the Building; provided, however, that in the event utility charges are increased due to an increase in Tenant’s utility usage, or the usage of any of Tenant’s future subtenants and/or assignees, if any, Tenant shall be responsible for one hundred percent (100%) for the cost of said increased utility charges.”
          5. TAXES: Effective July 1, 2004, Lease Paragraph 12 (“Taxes”) shall be amended to include the following language:
     “Subject to the terms and conditions of the Lease, it is acknowledged and agreed between the parties hereto that the Gross Rent paid by Tenant to Landlord includes Tenant’s proportionate share of all Real Property Taxes relating to the Premises accruing with respect to the Premises during the Extended Term; provided, however, that in the event any supplemental or other taxes are levied based specifically on a change in Tenant’s use or a use by Tenant’s future subtenants and/or assignees (if any) that is different from Tenant’s current use of the Premises as referenced in the Lease and/or alterations and/or modifications to the Premises made by or on behalf of Tenant and/or Tenant’s future subtenants and/or assignees (if any), Tenant shall be one hundred percent (100%) responsible for the cost of said supplemental or other taxes.”
          6. PROPERTY INSURANCE: Effective July 1, 2004, Lease Paragraph 15 (“Property Insurance”) shall be amended to include the following:
     “Subject to the terms and conditions of the Lease, it is acknowledged and agreed between the parties hereto that the Gross Rent paid by Tenant to Landlord includes Tenant’s proportionate share of the deductibles on insurance claims and the cost of policy or policies of insurance covering loss or damage to and/or destruction of the Premises; provided, however, that if such insurance cost is increased due to a change in Tenant’s use or a use by Tenant’s future subtenants and/or assignees (if any) that is different from Tenant’s current use of the Premises as referenced in the Lease, Tenant agrees to pay to Landlord the full cost of such increase”.
          7. CHOICE OF LAW/VENUE; SEVERABILITY. This Amendment shall in all respects be governed by and construed in accordance with the laws of the County of Santa Clara in the State of California and each party specifically stipulates to venue in Santa Clara County. If any provisions of this
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Amendment shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.
          8. AUTHORITY TO EXECUTE. The parties executing this Amendment hereby warrant and represent that they are properly authorized to execute this Amendment and bind the parties on behalf of whom they execute this Amendment and to all of the terms, covenants and conditions of this Amendment as they relate to the respective parties hereto.
          9. EXAMINATION OF AMENDMENT: This Amendment No. 3 shall not be effective until its execution by both Landlord and Tenant.
          EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said July 5, 1999 Lease Agreement shall remain in full force and effect.
          IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 3 to Lease as of the day and year last written below.

LANDLORD:	TENANT:

WESTPORT JOINT VENTURE	SHUTTERFLY, INC.
A California joint venture	a Delaware corporation

JOHN ARRILLAGA SURVIVOR’S TRUST	By	/s/ Virender Ahluwalia

SVP

By	/s/ John Arrillaga	Print or Type Name/Title

John Arrillaga, Trustee

Date: 9/8/04		Date: 8/26/04

PEERY PRIVATE INVESTMENT COMPANY-WP, L.P., A California limited partnership

By	/s/ Jason Peery

Jason Peery, Special Trustee of the Richard T. Peery Separate Property
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Trust dated 7/20/77, as its General Partner

Date:	9/8/04

PEERY PUBLIC INVESTMENT COMPANY-WP, L.P.,
A California limited partnership

By	/s/ Jason Peery

Jason Peery, Special Trustee of the Richard T. Peery Separate Property Trust dated 7/20/77, as its General Partner

Date:	9/8/04

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AMENDMENT NO. 4
TO LEASE
     THIS AMENDMENT NO. 4 (“Amendment”) is made and entered into this 28th day of April, 2005, by and between WESTPORT JOINT VENTURE, a California joint venture, as LANDLORD, and SHUTTERFLY, INC., a Delaware corporation, as TENANT.
RECITALS
     P. WHEREAS, by Lease Agreement dated July 5, 1999 Landlord leased to Tenant approximately 22,694+ square feet of that certain 48,384+ square foot building located at 2800 Bridge Parkway, Suite 101, Redwood City, California, the details of which are more particularly set forth in said July 5, 1999 Lease Agreement, and
     Q. WHEREAS, said Lease was amended by the Commencement Letter dated September 8, 1999 which changed the Commencement Date of the Lease from August 1, 1999 to September 1, 1999, and changed the Termination Date from July 31, 2004 to August 31, 2004, and,
     R. WHEREAS, said Lease was amended by Letter Agreement dated December 28, 1999, whereby Landlord acknowledged Tenant’s name change from “Digital Finish, Inc., a California corporation” to “Shutterfly.com, Inc., a California corporation” and,
     S. WHEREAS, said Lease was amended by Amendment No. 1 dated January 11, 2000, which amended the Lease by (i) increasing the square footage of the Leased Premises by 47± square feet, or from 22,694± square feet to 22,741± square feet of space, (ii) amending the Basic Rent schedule and Aggregate Basic Rent accordingly, and (iii) increasing the Security Deposit required under said Lease Agreement, and
     T. WHEREAS, said Lease was amended by Amendment No. 2 dated May 21, 2001, which amended the Lease by (i) correcting Tenant’s state of incorporation and (ii) changing Tenant’s name from “Shutterfly.com, Inc.” to “Shutterfly, Inc.,” and
     F. WHEREAS, said Lease was amended by Amendment No. 3 dated July 6, 2004, which amended the Lease by (i) extending the Term for a period of five (5) years, changing the Termination Date from August 31, 2004 to August 31, 2009, (ii) amending the Rent due under the Lease effective July 1, 2004 to convert the Rent rate from a triple net rate to a gross rate, and (iii) amending Lease Paragraphs 4 (“Rent”), 7 (“Expenses of Operation, Management, and Maintenance of the Common Areas of the Complex and Building in Which the Premises are Located”), 11 (“Utilities of the Building in Which the Premises are Located”), 12 (“Taxes”), and 15 (“Property Insurance”) (said Lease
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Agreement, Commencement Letter, Letter Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3 are hereinafter collectively referred to as the “Lease”), and
     G. WHEREAS, it is now the desire of the parties hereto to further amend the Lease effective June 1, 2005 by (i) increasing the square footage of the Leased Premises by 25,643± square feet, or from 22,741± square feet to 48,384± square feet (or one hundred percent (100%) of the Building) effective June 1, 2005, (ii) providing for certain Tenant Improvements in the Increased Premises to be completed by Landlord, at Landlord’s cost and expense, (iii) extending the Lease Term for an additional nine (9) month period, changing the Termination Date from August 31, 2009 to May 31, 2010, (iv) amending the Rent due under the Lease effective June 1, 2005 to convert the Gross Rent rate to triple net rate, (v) amending the Basic Rent schedule and Aggregate Basic Rent accordingly, (vi) deleting the following Paragraphs of Amendment No. 3: (a) Paragraph 2.B (“Fixed Management Fee”), (b) Paragraph 3 (“Expenses of Operation, Management and Maintenance of the Common Areas of the Complex and Building in which the Premises are Located”), (c) 4 (“Utilities of the Building in which the Premises are Located”), (d) 5 (“Taxes”) and (e) 6 (“Property Insurance”), (vii) reinstating the Management Fee charged to Tenant effective June 1, 2005, (viii) increasing Tenant’s non-exclusive parking spaces, (ix) reaffirming the Security Deposit required under the Lease, and (x) replacing Lease Paragraphs 9 (“Alterations and Additions”), 10 (“Tenant Maintenance”), 7 (“Expenses of Operation, Management, and Maintenance of the Common Areas of the Complex and Building in which the Premises are Located”), 11 (“Utilities of the Building in which the Premises are Located”), 13 (“Liability Insurance”), 15 (“Property Insurance”), 19 (“Assignment and Subletting”) and 53 (“Hazardous Materials”), as hereinafter set forth.
AGREEMENT
     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:
     1. INCREASED PREMISES: Effective June 1, 2005 (the “Effective Date”), the size of the Leased Premises will be increased by 25,643+ square feet (the “Increased Premises”), or from 22,741+ square feet to 48,384+ square feet of space (one hundred percent (100%) of the Building and hereinafter referred to as the “Premises”). Total said Premises are more particularly shown within the area outlined in Red on Exhibit A. The entire parcel, of which the Premises is a part, is shown within the area outlined in Green on Exhibit A. Except as hereinafter provided in Paragraph 1.A (“Tenant Improvements to be made by Landlord”) and Paragraph 1.B (“Punch List”), the Increased Premises is leased on an “as-is” basis, in its present condition and configuration, as set forth in Blue on Exhibit B attached hereto, with the entire interior Premises shown in Red on Exhibit B.
     A. Tenant Improvements to be made by Landlord: Notwithstanding anything to the contrary above, Landlord has agreed to complete, at Landlord’s cost and expense, the tenant improvements specifically listed below (“Tenant Improvements”), and Landlord shall not be responsible for providing any additional interior improvements:
1)	Remove the walls and related doors as shown in Pink dashed lines on Exhibit B
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attached hereto;

2)	Landlord shall provide one (1) 4-port voice and data outlet (two (2) voice and two (2) data outlet) to a maximum of one hundred (100) office cubicles to be installed within the Increased Premises by Tenant;

3)	Landlord shall have the electrical system within the Increased Premises inspected and any necessary repairs completed (including the replacement of any broken or non-functioning lights and ballasts);

4)	Landlord shall have the HVAC system within the Increased Premises inspected and any necessary repairs completed;

5)	Landlord shall have the roof membrane for the Building inspected and any necessary repairs completed; and

6)	Landlord shall have the plumbing system within the Increased Premises inspected and any necessary repairs completed.
     The Tenant Improvements referenced above shall become a part of the Premises upon installation and Tenant shall not be required or allowed to remove said Tenant Improvements upon Lease Termination.
     Landlord shall commence the installation and diligently pursue the completion of the Tenant Improvements on the first business day following Landlord’s receipt from Tenant of the executed Amendment No. 4; however, the Effective Date of the Increased Premises shall not be amended in the event Landlord has not completed said Tenant Improvements by the Effective Date so long as Landlord has commenced work on the Tenant Improvements in a timely manner required above. Landlord shall use reasonable efforts to minimize the disruption to Tenant’s business during the installation of the Tenant Improvements; however, Tenant understands that said Tenant Improvements shall be installed during normal business hours, and Tenant agrees to cooperate with Landlord’s contractors to insure that the Tenant Improvements are completed in an expeditious manner, including providing Landlord’s contractors with access to the Premises by 7:00 a.m. on weekdays.
     B. Punch List: In addition to and notwithstanding anything to the contrary in Paragraph 1.A above, Tenant shall have thirty (30) days after the Effective Date to provide Landlord with a written “punch list” pertaining to defects in the Tenant Improvements completed by Landlord for Tenant as referenced in Paragraph 1.A above. As soon as reasonably possible thereafter, Landlord (or one of Landlord’s representatives if so approved by Landlord), and Tenant shall conduct a joint walk-through of the Increased Premises (if Landlord so requires), and inspect such Tenant Improvements, using their best efforts to agree on the incomplete or defective installation related to the Tenant Improvements installed for Tenant by Landlord. After such inspection has been completed, Landlord shall prepare, and both parties shall sign, a list of all “punch list” items which the parties reasonably agree are (i) to be corrected by Landlord (but which shall exclude any damage or defects caused by Tenant, its employees, agents or parties Tenant has contracted with to work on the Premises) or (ii) if said defects and/or damaged item(s) are not material, Landlord may reasonably elect with Tenant’s reasonable concurrence, not to repair such item(s), but to acknowledge in written form the defect and/or damaged item(s); in which case, notwithstanding anything to the contrary in said Lease Paragraph 5 (“Acceptance and Surrender of Premises”), Tenant shall not be responsible upon Lease Termination to repair said item(s) so noted by
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Landlord. Landlord shall have thirty (30) days thereafter (or longer if necessary, provided Landlord is diligently pursuing the completion of the same) to complete, at Landlord’s expense, the “punch list” items without the Effective Date and Tenant’s obligation to pay Rent as provided herein being affected. Landlord’s obligations under this Paragraph shall be of no force and effect if Tenant shall fail to give any such notice to Landlord within thirty (30) days after the Effective Date.
     C. Early Entry: Upon receipt of written notice from Landlord (by U.S. Mail, facsimile or electronic mail) that the Increased Premises is available for Tenant’s entry, Tenant and its agents and contractors shall be permitted to enter the Increased Premises (as shown in Blue on Exhibit B) prior to the Effective Date for the purpose of installing at Tenant’s sole cost and expense, Tenant’s trade fixtures and equipment, telephone equipment, security systems and cabling for computers. Such entry shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay any Rent on the Increased Premises, provided none of Tenant’s operating personnel occupy said Increased Premises. Any entry or installation work by Tenant and its agents in the Increased Premises pursuant to this Paragraph 1.C shall (i) be undertaken at Tenant’s sole risk, (ii) not interfere with or delay Landlord’s work in the Increased Premises (if any), and (iii) not be deemed occupancy or possession of the Increased Premises for purposes of this Amendment. Tenant shall indemnify, defend, and hold Landlord harmless from any and all loss, damage, liability, expense (including reasonable attorney’s fees), claim or demand of whatsoever character, direct or consequential, including, but without limiting thereby the generality of the foregoing, injury to or death of persons and damage to or loss of property arising out of the exercise by Tenant of any early entry right granted hereunder. In the event Tenant’s work in said Increased Premises delays the completion of the Tenant Improvements to be provided by Landlord pursuant to Paragraph 1.A (“Increased Premises: Tenant Improvements to be made by Landlord”), or in the event Tenant has not completed construction of its interior improvements, if any, by the Effective Date, it is agreed between the parties that the Effective Date is not subject to change. It is the intent of the parties hereto that Tenant’s obligation to pay Rent on the Increased Premises shall commence on the Effective Date.
     2. TERM OF LEASE: It is agreed between the parties that the Term of the Lease shall be extended for an additional nine (9) month period (the “Extended Term”), and the Lease Termination Date shall be changed from August 31, 2009 to May 31, 2010.
     3. RENT: Effective June 1, 2005, the Gross Rent rate shall no longer be applicable; therefore, Lease Paragraph 4 (“Rent”) as amended by Paragraph 2 (“Rent”) of Amendment No. 3 is amended as follows:
          A. Basic Rent Schedule. The Basic Rent schedule, as shown in Paragraph 4(A) (“Rent: Basic Rent”) of the Lease and as amended by Paragraph 2.A (“Rent: Gross Rent for Extended Term”) of Amendment No. 3, shall be amended as follows effective June 1, 2005:
          On June 1, 2005, the sum of FORTY THOUSAND EIGHT HUNDRED NINETY-SEVEN AND 45/100 DOLLARS ($40,897.45) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2005.

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     On September 1, 2005, the sum of FORTY-TWO THOUSAND SIX HUNDRED SEVENTY-FIVE AND 60/100 DOLLARS ($42,675.60) shall be due, and a like sum due on the first day of each month thereafter, through and including August 1, 2006.
     On September 1, 2006, the sum of FORTY-FOUR THOUSAND FOUR HUNDRED FIFTY-THREE AND 75/100 DOLLARS ($44,453.75) shall be due, and a like sum due on the first day of each month thereafter, through and including November 1, 2006.
     On December 1, 2006, the sum of SIXTY THOUSAND FOUR HUNDRED EIGHTY AND NO/100 DOLLARS ($60,480.00) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2007.
     On June 1, 2007, the sum of SIXTY-TWO THOUSAND EIGHT HUNDRED NINETY-NINE AND 20/100 DOLLARS ($62,899.20) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2008.

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     On June 1, 2008, the sum of SIXTY-FIVE THOUSAND THREE HUNDRED EIGHTEEN AND 40/100 DOLLARS ($65,318.40) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2009.
     On June 1, 2009, the sum of SIXTY-SEVEN THOUSAND SEVEN HUNDRED THIRTY-SEVEN AND 60/100 DOLLARS ($67,737.60) shall be due, and a like sum due on the first day of each month thereafter, through and including May 1, 2010.
     As a result of the Increased Premises leased and the Extended Term, the Aggregate Basic Rent shall be increased by $1,072,866.84, or from $6,815,619.68 to $7,888.486.52 (subject to the terms of Paragraph 1.C (“Tender of Possession of Increased Premises”) above).
          B. Management Fee. Effective June 1, 2005, Lease Paragraph 4.E (“Rent: Fixed Management Fee”) and Paragraph 2.B (“Fixed Management Fee”) of Amendment No. 3 shall be deleted in their entirety and replaced with the following:
               “4.E. Fixed Management Fee. Effective June 1, 2005, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee (“Management Fee”) equal to one and one-half percent (1-1/2%) of the Basic Rent due for each month during the Term. Tenant shall be responsible for calculating the monthly Management Fee based on the Basic Rent schedule shown in Lease Paragraph 4.A (“Rent: Basic Rent”), and for paying said Management Fee by the first day of each month during the remaining Term of this Lease. Tenant’s failure to pay the monthly Management Fee by the due date will result in a Late Charge being assessed pursuant to the terms of Lease Paragraph 4.C (“Rent: Late Charge”). Said Management Fee shall be paid by Tenant to A&P Property Management Company at 2560 Mission College Blvd., Suite 101, Santa Clara, California 95054.”
     4. PARKING: Effective June 1, 2005, Lease Paragraph 6 (“Parking”) shall be amended to increase Tenant’s non-exclusive parking spaces by 59 spaces, or from 102 spaces to 161 spaces.
     5. SECURITY DEPOSIT: The required Security Deposit as referenced in Lease Paragraph 4.G (“Rent: Security Deposit”) and as amended by Paragraph 2.C (“Rent: Security Deposit”) of Amendment No. 3 shall remain $129,225.72.
     6. ALTERATIONS AND ADDITIONS: Effective June 1, 2005, Lease Paragraph 9 (“Alterations and Additions”) shall be deleted in its entirety and replaced with the following:
          “9. ALTERATIONS AND ADDITIONS: Tenant shall not make, or suffer to be made, any Alterations to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant; such consent shall not be unreasonably withheld and such consent to Alterations shall not be valid until such time as said consent is executed by both Landlord and Tenant and a fully executed copy delivered by Landlord to Tenant (“Consent to Alterations”). Provided Tenant requests in writing such predetermination from Landlord, said Consent to Alterations shall specify whether Landlord shall require removal of said Alterations. Any Alteration of the Premises except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. Any such Alterations shall be paid for one hundred percent (100%) by Tenant. Landlord reserves the right to approve all contractors

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and mechanics proposed by Tenant to make such Alterations. As a pre-condition to Landlord granting its consent to any Alterations, Tenant shall deliver plans and specifications for Landlord’s review and approval, and within five business days of completion of said Alterations, Tenant shall deliver to Landlord an original 1/8” scaled sepia or an other electronic format as solely determined by Landlord. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, security systems, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such Alterations, without having obtained consent from Landlord to do so, and until five (5) business days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant’s Alterations. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. As a condition of Landlord’s Consent to Alterations to the Premises, after Landlord provides written Consent to Alterations and prior to any work commencing on the Alterations, Landlord may, at its sole and absolute discretion, require Tenant to secure and provide to Landlord at Tenant’s own cost and expense, a completion and lien indemnity letters of credit, satisfactory to Landlord in the amount of one hundred fifty percent (150%) of the cost to fund the original construction of any Alterations (“Letter of Credit A”) and, if Landlord does not agree in the Consent to Alterations that said Alterations are to remain at the end of the Lease Term, an additional letter of credit in the amount of one hundred fifty percent (150%) of the cost to fund the subsequent cost of the removal of said Alterations and the restoration of the Premises at the Termination Date (“Letter of Credit B”). Said performance Letters of Credit shall be kept in place as follows: for Letter of Credit A, for sixty (60) days after the completion of the original construction of said Alterations; and for Letter of Credit B, the later of (a) sixty (60) days after the Termination Date or (b) sixty (60) days after the completion of the restoration work and Tenant has provided Landlord with proof of payment to respective vendors and copies of recorded full unconditional lien release related to the Alterations and/or restoration work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after notice of filing thereof, at the cost and expense of Tenant. As a further condition to its Consent to Alterations to the Premises, Landlord shall require Tenant to pay all expenses in connection with any and all requests for alterations and additions and Landlord’s Consent to Alterations related thereto, including but not limited to Landlord’s costs, fees and expenses for the processing and administration of the consent documentation and Landlord’s attorneys’ fees (if any). Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.”
     7. TENANT MAINTENANCE: Effective June 1, 2005, Lease Paragraph 10 (“Tenant Maintenance”) shall no longer be applicable and shall be deleted in its entirety and replaced with the following:
          “10. TENANT MAINTENANCE. Tenant shall, at its sole cost and expense, keep and maintain the Building (including appurtenances) and every part thereof in a high standard of maintenance and repair, or replacement, and in good and sanitary condition. Tenant’s maintenance, repair and replacement responsibilities herein referred to include, but are not limited to, janitorization, all windows (interior and exterior), window frames, plate glass and glazing (destroyed by accident or act of third parties), truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains,

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showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), structural elements and exterior surfaces of the Building, store fronts, roofs, downspouts, all interior improvements within the Premises including but not limited to wall coverings, window coverings, carpet, floor coverings, partitioning, ceilings, doors (both interior and exterior), including closing mechanisms, latches and locks, skylights (if any), automatic fire extinguishing systems, and elevators and all other interior improvements of any nature whatsoever. Tenant hereby waives all rights under, and benefits of, Subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect. In the event any of the above maintenance responsibilities apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and charges shall be allocated to the Premises by square footage or other equitable basis as calculated and determined by Landlord.”
     8. EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX IN WHICH THE PREMISES ARE LOCATED: Effective June 1, 2005, Lease Paragraph 7 (“Expenses of Operation, Management, and Maintenance of the Common Areas of the Complex and Building in which the Premises are Located”) and Paragraph 3 (“Expenses of Operation, Management, and Maintenance of the Common Areas of the Complex and Building in which the Premises are Located”) of Amendment No. 3 shall be deleted in their entirety and replaced with the following:
          “7. EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE OF THE COMMON AREAS OF THE COMPLEX. Landlord shall operate, manage and maintain the Common Areas of the Complex. Effective June 1, 2005, as Additional Rent and in accordance with Paragraph 4D of the Lease, Tenant shall pay to Landlord Tenant’s Proportionate Share (which Proportionate Share shall be allocated to the Premises by square footage or other equitable basis, as calculated by Landlord) of all expenses of operation, management, maintenance and repair of the Common Areas of the Complex including, but not limited to, license, permit, and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance and replacement of landscaped areas, lakes, private roads within the Complex and roads with reciprocal easement areas, parking lots and paved areas (including repair, replacement, resealing and restriping), sidewalks, driveways; maintenance, repair, and replacement of all fixtures and electrical, mechanical and plumbing systems; structural elements and exterior surfaces of the Buildings; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of ten percent (10%) per annum on the unamortized balance) (“Amortized Cost”) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.
     “Additional Rent” as used herein shall not include Landlord’s debt repayments, interest on charges; expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest, or executive salaries.

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     9. UTILITIES: Effective June 1, 2005, Lease Paragraph 11 (“Utilities of the Building in which the Premises are Located”) and Paragraph 4 (“Utilities of the Building in which the Premises are Located”) of Amendment No. 3 shall be deleted in their entirety and replaced with the following:
          “11. UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED: Effective June 1, 2005, Tenant shall be responsible for paying, directly to the service provider, for all utilities servicing the Premises. Prior to June 1, 2005, Landlord shall notify utility companies servicing the Premises and request that Landlord’s accounts be closed as of the date which is thirty days following Landlord’s notification (“Account Closure Date”), and Landlord concurrently shall notify Tenant of the Account Closure Date. Tenant shall be responsible for contacting the service provider and having all utilities servicing the Premises transferred into Tenant’s name prior to the Account Closure Date in order to avoid the utilities to the Premises being terminated. Tenant understands and acknowledges that Landlord shall not be liable to Tenant if the utilities to the Premises are disconnected and/or terminated. Thereafter, Tenant shall pay promptly, as the same become due, all charges for water, gas, electricity, telephone, telex and other electronic communication service, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Term of this Lease, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. In the event the above charges apply to any other tenant(s) of Landlord (i.e. for utilities servicing the Common Areas of the Complex), Landlord shall pay for such services related to the Common Areas, and such charges shall be allocated to the Premises by square footage or other equitable basis as calculated and determined by Landlord.
          Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by (i) Tenant’s failure (a) to transfer said utilities into its name and/or (b) to pay the respective utility bills by the respective due dates and/or (ii) accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.”
     10. TAXES: Effective June 1, 2005, Lease Paragraph 12 (“Taxes”) and Paragraph 5 (“Taxes”) of Amendment No. 3 shall be deleted in their entirety and replaced with the following:
               “12. TAXES.
     A. Real Property Taxes. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord, monthly in advance or as they become due pursuant to statements submitted by Landlord, Tenant’s proportionate share (which proportionate share shall be allocated to the Premises by square footage or other equitable basis, as calculated by Landlord) of all Real Property Taxes relating to the Premises accruing with respect to the Premises during the Term of this Lease and the Extended Term (if any). The term “Real Property Taxes” shall also include supplemental taxes related to the period of Tenant’s Term whenever levied, including such taxes that may be levied after the Term has expired. The term “Real Property Taxes”, as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public

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improvements and any increases resulting from reassessments caused by any change in ownership of the Premises; however, for the period from June 1, 2005 through June 30, 2006 (Cap Period), Landlord agrees to limit Tenant’s Proportionate Share of increase in Real Property Taxes resulting from change of ownership in the Premises to no more than $0.05 per square foot per month) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Complex (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein; any improvements located within the Complex (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Complex; or parking areas, public utilities, or energy within the Complex; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Complex and (iii) all costs and fees (including reasonable attorneys’ fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the Term of this Lease the taxation or assessment of the Complex prevailing as of the Commencement Date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Complex or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Complex, on Landlord’s business of leasing the Complex, or computed in any manner with respect to the operation of the Complex, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Complex, then only that part of such Real Property Tax that is fairly allocable to the Complex shall be included within the meaning of the term “Real Property Taxes.” Notwithstanding the foregoing, the term “Real Property Taxes” shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources.
Notwithstanding anything to the contrary above , it is agreed that if any special assessments for capital improvements are assessed, and if Landlord has the option to either pay the entire assessment in cash or go to bond, and if Landlord elects to pay the entire assessment in cash in lieu of going to bond, the entire portion of the assessment assigned to Tenant’s Leased Premises will be prorated over the same period that the assessment would have been prorated had the assessment gone to bond (including interest) and Tenant shall pay its Proportionate Share over the Term remaining in the Lease (including the Extended Lease Term if said Lease Term is extended for any reason whatsoever) as Additional Rent on the first day of the remaining months in the Lease Term (as may be extended).
          B. Taxes on Tenant’s Property.
     (a) Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof,

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but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.
     (b) If the Tenant improvements in the Premises, whether installed, and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which standard office improvements in other space in the Complex are assessed, then the real property taxes and assessments levied against the Landlord or the Complex by reason of such excess assessed valuation shall be deemed to be taxies levied against personal property of the Tenant and shall be governed by the provisions of 13B(a) above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant improvements are assessed at a higher valuation than standard office space improvements in other space in the Complex, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.”
     11. LIABILITY INSURANCE: Effective June 1, 2005, Lease Paragraph 13 (“Liability Insurance”) shall be deleted in its entirety and replaced with the following:
          “13. LIABILITY INSURANCE. Tenant, at Tenant’s expense, agrees to keep in force during the Term of this Lease a policy of commercial general liability insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000) per occurrence for injuries to or death of persons occurring in, on, or about the Premises or the Complex and property damage. Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord. The policy or policies affecting such insurance, certificates of insurance of which shall be furnished to Landlord, shall name Landlord, Richard T. Peery, as Trustee of the Richard T. Peery Separate Property Trust dated July 20, 1977, as amended; the Richard T. Peery Separate Property Trust; Richard T. Peery as an individual; John Arrillaga, as Trustee under the John Arrillaga Survivor’s Trust dated July 20, 1977, as amended; the John Arrillaga Survivor’s Trust; John Arrillaga, as an individual; the Peery Private Investment Company-WP, a California Limited Partnership; Richard T. Peery Separate Property Trust as general partner under the Peery Private Investment Company-WP; the Peery Charitable Remainder Trust-WP for Private Charities, as limited partner under the Peery Private Investment Company-WP; Roger Fields as Trustee under the Peery Charitable Remainder Trust-WP for Private Charities; Peery Public Investment Company-WP, a California Limited Partnership; Richard T. Peery Separate Property Trust as general partner under the Peery Public Investment Company-WP; the Peery Charitable Remainder Trust-WP for Public Charities, as limited partner under the Peery Public Investment Company-WP; Roger Fields as Trustee under the Peery Charitable Remainder Trust-WP for Public Charities; Roger Fields, as an individual; and any beneficiaries, trustees and successor trustees, other partners or co-venturers of Landlord or said trusts as additional insureds (collectively “Landlord Entities”), and shall insure any liability of the Landlord Entities, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its

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obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days’ prior written notice to Landlord. Tenant’s insurance shall be primary as respects to the Landlord Entities, or if excess, shall stand in an unbroken chain of coverage. In either event, any other insurance maintained by the Landlord Entities shall be in excess of Tenant’s insurance and shall not be called upon to contribute with any insurance required to be provided by Tenant. The required insurance shall be reflected on a certificate of insurance of said policy, which certificate shall be delivered to Landlord concurrently with Tenant’s return of this executed Lease to Landlord. If, during the Term of this Lease, in the reasonable considered opinion of Landlord’s Lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 15 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord’s Lender, insurance advisor, or counsel shall deem adequate.”
     12. PROPERTY INSURANCE: Effective June 1, 2005, Lease Paragraph 15 (“Property Insurance”) and Paragraph 6 (“Property Insurance”) of Amendment No. 3 shall be deleted in their entirety and replaced with the following:
               “15. PROPERTY INSURANCE. Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord (or Landlord’s agent if so directed by Landlord) Tenant’s proportionate share (which proportionate share shall be allocated to the Premises by square footage or other equitable basis, as calculated by Landlord) of the deductibles on insurance claims and the cost of, policy or policies of insurance covering loss or damage to the Premises and Complex (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 11) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risks” insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent and any deductibles related thereto. If such insurance cost is increased due to Tenant’s use of the Premises or the Complex, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Complex.
     In addition and notwithstanding anything to the contrary in this Paragraph 17, each party to this Lease hereby waives all rights of recovery against the other party or its officer, employees, agents and representatives for loss or damage to its property or the property of others under its control, arising from any cause insured against under the fire and extended coverage (excluding, however, any loss resulting from Hazardous Material contamination of the Property) required to be maintained by the terms of this Lease to the extent full reimbursement of the loss/claim is received by the insured party. Each party required to carry property insurance hereunder shall cause the policy evidencing such insurance to include a provision permitting such release of liability (“waiver of subrogation endorsement”); provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof. In the event the waivers are issued to the parties and are not valid under current policies and/or subsequent insurance policies, the non-complying party will provide, to the other party, thirty (30) days’ advance notification of the cancellation of the

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subrogation waiver, in which case neither party will provide such subrogation waiver thereafter and this paragraph will be null and void. The foregoing waiver of subrogation shall not include any loss resulting from Hazardous Material contamination of the Property or any insurance coverage relating thereto.”
     13. ASSIGNMENT AND SUBLETTING: Effective June 1, 2005, Lease Paragraph 19 (“Assignment and Subletting”) shall be deleted in its entirety and replaced with the following:
          “19. ASSIGNMENT AND SUBLETTING.
          A. Requirements. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. Notwithstanding the above, in the event Tenant enters into a merger and/or acquisition agreement whereby fifty percent (50%) or more of Tenant’s stock and/or assets are transferred to a third party entity (“Change in Control”), said Change in Control will require Landlord’s consent pursuant to the terms of this Paragraph 19.A, and Landlord may, at Landlord’s option, require that said acquiring entity also be named as a Tenant under this Lease. Tenant shall not sublet the Premises, or any part thereof, to more than two subtenants at any one point in time without Landlord’s prior written consent, which consent may be withheld at Landlord’s sole and absolute discretion. Tenant’s failure to obtain Landlord’s prior written consent before entering into any such assignment, transfer and/or subletting shall be considered a default under this Lease and Landlord shall retain all of its rights under the Lease, including the right to elect, at Landlord sole and absolute discretion, to terminate either the Lease and/or the related sublease. As a condition for Landlord granting consent to any subletting, Landlord shall require that: (i) the sublease be a triple net sublease and that the basic rent due under any such sublease be no less than the then current market rent for subleases with annual increases at the then prevailing market rent for subleases; (ii) the sublease shall require that the security deposit due under the sublease be in the form of a letter of credit drawn upon an institutional lender acceptable and accessible to Landlord in form and content reasonably acceptable to Landlord, with said letter of credit being assignable to Landlord, at no cost to Landlord, upon notice to said financial institution of a default by Tenant under the Lease; (iii) the sublease shall not provide for subtenant to have an option to extend the term of the sublease or an option to expand the sublet space; and (vi) the Tenant shall pay to Landlord, monthly throughout the term of any approved sublease, fifty percent (50%) of all rents and/or additional consideration due Tenant from its subtenant in excess of the Rent payable by Tenant to Landlord hereunder for the subleased space (“Excess Rent”) (with said Excess Rent subject to the terms of Lease Paragraph 4.C (“Late Charge”) and Lease Paragraph 24 (“Bankruptcy and Default”); provided, however, that before sharing of payment to Landlord of such Excess Rent, Tenant shall first be entitled to recover from such Excess Rent the amount of the reasonable leasing commission related to said transaction paid by Tenant to a third party broker not affiliated with Tenant. Tenant shall, by thirty (30) days written notice, advise Landlord of its intent to assign or transfer Tenant’s interest in the Lease or sublet the Premises or any portion thereof for any part of the Term hereof. Within thirty (30) days after receipt of said written notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant’s notice on the date specified in Tenant’s notice by giving written notice of such election to terminate. If no such notice to terminate is given to Tenant within said thirty (30) day period, Tenant may proceed to locate an acceptable sublessee, assignee, or other transferee for

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presentment to Landlord for Landlord’s approval, all in accordance with the terms, covenants, and conditions of this Paragraph 19. Tenant shall provide Landlord with (a) a copy of the assignment and/or other transfer agreement and a copy of the certification of the change in corporate identity from the Secretary of State in the case of an assignment, or (b) a copy of the sublease in the case of a sublease for Landlord’s review, and upon Landlord’s approval of Tenant’s request to sublease and/or assign, Tenant and the assignee, transferee or subtenant shall execute Landlord’s standard written consent. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant’s notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the Rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect and Landlord, at its cost and expense, shall separately demise the remaining portion of the Premises leased to Tenant. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. Notwithstanding the above, in no event shall Landlord consent to a sub-sublease. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant’s obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord shall require Tenant to pay all expenses in connection with any and all subleases and/or assignments and/or any amendments related thereto, including but not limited to Landlord’s fees for the processing and administration of the consent documentation and Landlord’s attorneys’ fees (if any), and Landlord shall require Tenant’s subtenant, assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease.
          B. Grounds to Refuse Proposed Transfer. Notwithstanding the foregoing, Landlord and Tenant agree that it shall not be unreasonable for Landlord to refuse to consent to a proposed assignment, sublease or other transfer (“Proposed Transfer”) if the Premises or any other portion of the Property would become subject to additional or different Government Requirements as a direct or indirect consequence of the Proposed Transfer and/or the Proposed Transferee’s use and occupancy of the Premises and the Property. However, Landlord may, in its sole discretion, consent to such a Proposed Transfer where Landlord is indemnified by Tenant and (i) the subtenant or (ii) the assignee, in form and substance satisfactory to Landlord and/or to Landlord’s counsel, by Tenant and/or Proposed Transferee from and against any and all costs, expenses, obligations and liability arising out of the Proposed Transfer and/or the Proposed Transferee’s use and occupancy of the Premises and the Property.
          C. Voluntary Termination of Lease – Required Sublease Language. Any and all sublease agreement(s) between Tenant and any and all subtenant(s) (“Subtenant”) (which agreements must be consented to by Landlord, pursuant to the requirements of this Lease) shall contain the following language:

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     “If Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then, if Landlord so elects, this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease, and unconditionally releases and relieves Landlord, and its officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, “Claims”), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.
          The term of this Sublease is therefore subject to early termination. Subtenant’s initials here below evidence (a) Subtenant’s consideration of and agreement to this early termination provision, (b) Subtenant’s acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant’s agreement to the general waiver and release of Claims above.

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	Subtenant		Tenant
          D. State of Incorporation Change; Name Change. Notwithstanding anything to the contrary above, Tenant’s re-incorporation in another jurisdiction and/or the act of Tenant changing Tenant’s legal name shall not be considered an assignment; however, (i) Tenant shall provide Landlord with notice of such change in Tenant’s name and/or state of incorporation, which notice shall include a copy of the certification from the Secretary of State and (ii) Tenant and Landlord shall execute Landlord’s standard acknowledgement for any such change in Tenant’s name and/or state of incorporation.
          E. Permitted Transfers. In addition to and notwithstanding anything to the contrary in Paragraph 19.A above, and provided Tenant is not in default of this Lease beyond the applicable cure period, Landlord hereby agrees to: (1) consent to Tenant’s assigning or subletting said Lease to: (i) any

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parent or subsidiary corporation, or corporation with which Tenant merges or consolidates provided that (a) said affiliate or successor owns all or substantially all of the assets of Tenant, (b) the net worth of said parent or subsidiary corporation, or said corporation has a net worth equal to or greater than the net worth of Tenant (x) at the time of Lease execution or (y) at the time of such assignment, merger, or consolidation, whichever is greater (collectively “Permitted Transfers”), and (c) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization; or (ii) any third party or entity to whom Tenant, as an ongoing concern, sells all or substantially all of its assets; provided that (a) said affiliate or successor owns all or substantially all of the assets of Tenant, (b) the net worth of the resulting or acquiring corporation has a net worth after the merger, consolidation or acquisition equal to or greater than the net worth of Tenant (x) at the time of Lease execution or (y) at the time of such merger, consolidation or acquisition, whichever is greater (collectively “Permitted Transfers”), and (c) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization; and (2) waive its right to terminate the Lease due to a Permitted Transfer. No such assignment or subletting will release the Tenant from its liability and responsibility under this Lease to the extent Tenant continues in existence following such transaction. Notwithstanding the above, Tenant shall be required to (a) give Landlord written notice prior to such assignment or subletting to any party as described in (i) and (ii) above, (b) execute Landlord’s consent document prepared by Landlord reflecting the assignment or subletting and (c) pay Landlord’s costs for processing said Consent prior to the effective date of said assignment or sublease. Nothing herein shall be deemed to permit (i) any assignee to further assign this Lease or sublet all or any portion of the Premises or (ii) any subtenant to assign its interest in the sublease to any other party without Landlord’s prior written consent.”
     14. HAZARDOUS MATERIALS: Effective June 1, 2005, Lease Paragraph 53 (“Hazardous Materials”) shall be deleted in its entirety and replaced with the following:
          “53. HAZARDOUS MATERIALS. Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Materials” (as defined herein) on, in, under or about the Premises and real property located beneath said Premises and the common areas of the Complex (hereinafter collectively referred to as the “Property”):
     A. As used herein, the term “Hazardous Materials” shall mean any material, waste, chemical, mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic, biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term “Environmental Laws” shall mean any applicable Federal, State of California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.

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     B. Tenant shall obtain Landlord’s written consent, which may be withheld in Landlord’s discretion, prior to the occurrence of any Tenant’s Hazardous Materials Activities (defined below) (and Tenant shall first provide Landlord with a list of said materials used and specify the location in the Premises where said materials are used and stored, the method of storage and disposal of the same, and a copy of the related permits); provided, however, that Landlord’s consent shall not be required for normal use in compliance with applicable Environmental Laws of customary household and office supplies, such as mild cleaners, lubricants and copier toner. As used herein, the term “Tenant’s Hazardous Materials Activities” shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, or by Tenant or by any of Tenant’s agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees. Tenant agrees that any and all Tenant’s Hazardous Materials Activities shall be conducted in strict, full compliance with applicable Environmental Laws at Tenant’s expense, and shall not result in any contamination of the Property or the environment. Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant’s Hazardous Materials Activities of which Tenant becomes aware. If Tenant’s Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees at Tenant’s expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as Landlord reasonably deems necessary (Landlord shall have no obligation to evaluate the need for any such installation or to require any such installation); (ii) provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the Lease (“Anniversary Date”); and (iii) on each Anniversary Date, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant’s Hazardous Materials Activities. Tenant, at its expense, shall submit to Landlord a report from such environmental consultant which discusses the environmental consultant’s findings within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental consultant, and promptly provide Landlord with documentation of all such corrections.
     C. Prior to termination or expiration of the Lease, Tenant, at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant’s Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant’s Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.
     D. If Landlord, in its sole discretion, believes that the Property has become contaminated as a result of Tenant’s Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct

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inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys’ fees Landlord incurs with respect to such investigation, that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Notwithstanding the above, Landlord may, at its option and in its sole and absolute discretion, choose to perform remediation and obtain reimbursement for cleanup costs as set forth herein from Tenant. Any cleanup costs incurred by Landlord as the result of Tenant’s Hazardous Materials Activities shall be reimbursed by Tenant within thirty (30) days of presentation of written documentation of the expense to Tenant by Landlord. Such reimbursable costs shall include, but not be limited to, any reasonable consultants’ and attorneys’ fees incurred by Landlord. Tenant shall take all actions necessary to preserve any claims it has against third parties, including, but not limited to, its insurers, for claims related to its operation, management of Hazardous Materials or contamination of the Property. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord’s prior written consent which may be withheld in Landlord’s discretion. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.
     E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys’, consultants’ and other experts’ fees and costs), and damages, which arise from or relate to: (i) Tenant’s Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 53 (collectively, “Tenant’s Environmental Indemnification”). Tenant’s Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant’s Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant’s expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action (collectively, “Response Actions”). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.
     F. Landlord hereby informs Tenant, and Tenant hereby acknowledges, that the Premises and adjacent properties overlie a former solid waste landfill site commonly known as the Westport Landfill (“Former Landfill”). Landlord further informs Tenant, and Tenant hereby acknowledges, that (i) prior testing has detected the presence of low levels of certain volatile and semi-volatile organic compounds and other contaminants in the groundwater, in the leachate from the landfilled solid waste, and/or in certain surface waters of the Property, as more fully described in Section 2.3.2 of the report entitled “Revised Discharge Monitoring Plan, Westport Landfill Site, Redwood City, California” prepared by Geomatrix Consultants, dated May 1996 (“Discharge Plan”), (ii) methane gas is or may be generated by

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the landfilled solid waste (item “i” immediately preceding and this item “ii” are hereafter collectively referred to as the “Landfill Contamination”), and (iii) the Premises and the Former Landfill are subject to the California Regional Water Quality Control Board’s (“Regional Board”) Waste Discharge Requirements Order No. 94-181 (the “Order”). The Order is attached hereto as Exhibit C. As evidenced by their initials set forth immediately below, Tenant acknowledges that Landlord has previously provided Tenant with copies of the environmental reports listed on Exhibit D, and Tenant acknowledges that Tenant and Tenant’s experts (if any) have had ample opportunity to review such reports and that Tenant has satisfied itself as to the environmental conditions of the Property and the suitability of such conditions for Tenant’s intended use of the Property.

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	Tenant		Landlord
     G. Landlord shall indemnify, defend, and hold harmless Tenant against any and all claims asserted by third parties (excluding any agents, employees, contractors, vendors, invitees, visitors, future subtenants and assignees of Tenant, and excluding any other parties related to Tenant), including all liabilities, judgments, damages, suits, orders, government directives, costs and expenses in connection with such claims, which arise from (i) the Landfill Contamination, or (ii) the Order, as may be amended (“Landlord’s Environmental Indemnity”); provided however that Landlord’s Environmental Indemnity shall be subject to the following limitations and conditions:
(1)	Landlord’s Environmental Indemnity shall not apply to any economic or consequential damages suffered by Tenant, including but not limited to loss of business or profits.

(2)	Landlord’s Environmental Indemnity shall not apply, without limitation, to any releases caused by Tenant’s Hazardous Materials Activities.

(3)	Tenant acknowledges that Landlord must comply with the Order, as may be amended, and with directives of government authorities including the Regional Board, with respect to the Contamination and the Former Landfill. Tenant further acknowledges that groundwater monitoring wells, methane recovery wells and equipment, and other environmental control devices are located on and about the Premises and may be modified or added to during the term of the Lease (collectively, “Environmental Equipment”), and that environmental investigation, monitoring, closure and post-closure activities (collectively, “Environmental Activities”) will be performed on the Premises during the term of the Lease. Tenant shall allow Landlord, and any other party named as a discharger under the Order, as may be amended, and their respective agents, consultants and contractors, and agents of governmental environmental authorities with jurisdiction (“Government Representatives”) to enter the Premises to access the Environmental Equipment and to perform Environmental Activities during the term of the Lease, provided that Tenant’s use and occupancy of the Premises shall not unreasonably be disturbed.

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(4)	Tenant and Landlord shall reasonably cooperate with each other regarding any Environmental Activities to be performed, and regarding any Environmental Equipment to be installed, maintained, or removed on the Premises during the term of the Lease.

(5)	Tenant shall be responsible at its expense for repairing any Environmental Equipment damaged due to the negligence of Tenant or Tenant’s agents, employees, contractors, vendors, invitees, visitors, future subtenants or assignees (such terms “invitees” and “visitors” as used in this paragraph shall not include Landlord or any other party named as a discharger under the Order as may be amended, or any of their respective agents, consultants or contractors, or any Government Representatives).
     It is agreed that the Tenant’s responsibilities related to Hazardous Materials will survive the expiration or termination of this Lease and that Landlord may obtain specific performance of Tenant’s responsibilities under this Paragraph 53.”
     15. BROKERS: Tenant represents and warrants that it has not dealt with any real estate brokers, agents, or finders in connection with this Amendment, and knows of no real estate broker, agent or finder who is entitled to a commission in connection with this Amendment (“Lease Amendment Commission”). Tenant agrees to defend, protect, indemnify and hold Landlord harmless from and against all claims for Lease Amendment Commissions, finder’s fees, and other compensation made by any broker, agent, or finder as consequence of the Tenant’s actions or dealings with such broker, agent or finder.
     16. CHOICE OF LAW/VENUE; SEVERABILITY. This Amendment shall in all respects be governed by and construed in accordance with the laws of the County of Santa Clara in the State of California and the venue shall be in Santa Clara County. If any provisions of this Amendment shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.
     17. AUTHORITY TO EXECUTE. The parties executing this Amendment hereby warrant and represent that they are properly authorized to execute this Amendment and bind the parties on behalf of whom they execute this Amendment and to all of the terms, covenants and conditions of this Amendment as they relate to the respective parties hereto.
     18. EXAMINATION OF AMENDMENT: This Amendment No. 4 shall not be effective until its execution by both Landlord and Tenant.
     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of the Lease shall remain in full force and effect.
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Westport 8
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 4 to Lease as of the day and year last written below.

LANDLORD:		TENANT:

WESTPORT JOINT VENTURE		SHUTTERFLY, INC.
A California joint venture		a Delaware corporation

JOHN ARRILLAGA SURVIVOR’S TRUST		By	/s/ Stephen E. Recht

Steve Recht, Chief Financial Officer

By	/s/ Jason Peery	Date:	6/9/05

Jason Peery, as the Attorney-in-Fact

Date:

PEERY PRIVATE INVESTMENT
COMPANY-WP, L.P.,
A California limited partnership

By	/s/ Jason Peery

Jason Peery, as Special Trustee of the
Richard T. Peery Separate Property
Trust dated 7/20/77, as its General
Partner

Date:

PEERY PUBLIC INVESTMENT
COMPANY-WP, L.P.,
A California limited partnership

By	/s/ Jason Peery

Jason Peery, as Special Trustee of the
Richard T. Peery Separate Property
Trust dated 7/20/77, as its General
Partner

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Westport 8

Date:	6/10/05

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COLOR LEGEND

———	LEASE PREMISES
———	INCREASED PREMISES

Westport 8
First Floor
SHUTTERFLY, INC.
2800 Bridge Parkway
Redwood City, CA

INITIAL

EXHIBIT B TO AMENDMENT NO. 4 DATED APRIL 28, 2005, BY AND BETWEEN WESTPORT JOINT VENTURE, AS LANDLORD, AND SHUTTERFLY, INC., AS TENANT

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COLOR LEGEND

	DEMOLISH EXISTING CONSTRUCTION AS SHOWN BY LANDLORD
	LEASED PREMISES
	INCREASED PREMISES

Westport 8
Second Floor
SHUTTERFLY, INC.
2800 Bridge Parkway
Redwood City, CA

INITIAL

EXHIBIT B TO AMENDMENT NO. 4 DATED APRIL 28, 2005, BY AND BETWEEN WESTPORT JOINT VENTURE, AS LANDLORD, AND SHUTTERFLY, INC., AS TENANT

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